                                                                     Exhibit 4.1

                   THE JEAN COUTU GROUP (PJC) INC., AS ISSUER,

                           3090671 NOVA SCOTIA COMPANY
                           3090672 NOVA SCOTIA COMPANY
                              BROOKS PHARMACY, INC.
                            JCG HOLDINGS (USA), INC.
                        JEAN COUTU ACQUISITION ONE, INC.
                       JEAN COUTU ACQUISITION THREE, INC.
                        JEAN COUTU ACQUISITION TWO, INC.
                      JEAN COUTU GROUP HOLDINGS (USA), LLC
                              MAXI DRUG NORTH, INC.
                              MAXI DRUG SOUTH, L.P.
                                 MAXI DRUG, INC.
                                 MAXI GREEN INC.
                               MC WOONSOCKET, INC.
                            P.J.C. DISTRIBUTION, INC.
                             P.J.C. OF VERMONT INC.
                             P.J.C. REALTY CO., INC.
                           PATERSON'S PHARMACIES LTD.
                            PJC ARLINGTON REALTY LLC
                            PJC DORCHESTER REALTY LLC
                              PJC ESSEX REALTY LLC
                            PJC HAVERHILL REALTY LLC
                            PJC HYDE PARK REALTY LLC
                            PJC LEASE HOLDINGS, INC.
                            PJC MANCHESTER REALTY LLC
                            PJC MANSFIELD REALTY LLC
                            PJC NEW LONDON REALTY LLC
                             PJC NORWICH REALTY LLC
                              PJC OF CRANSTON, INC.
                          PJC OF EAST PROVIDENCE, INC.
                           PJC OF MASSACHUSETTS, INC.
                            PJC OF RHODE ISLAND, INC.
                            PJC OF WEST WARWICK, INC.
                           PJC PETERBOROUGH REALTY LLC
                            PJC PROVIDENCE REALTY LLC
                               PJC REALTY MA, INC.
                               PJC REALTY N.E. LLC
                              PJC REVERE REALTY LLC
                        PJC SPECIAL REALTY HOLDINGS, INC.
                           RX INFORMATION CENTRE LTD.
                             SERVICES SECURIVOL INC.
                      THE JEAN COUTU GROUP (PJC) USA, INC.

                                 AS GUARANTORS,

                                       AND

                        THE BANK OF NEW YORK, AS TRUSTEE


                                    INDENTURE

                            DATED AS OF JULY 30, 2004


                                  $350,000,000

                          7 5/8% SENIOR NOTES DUE 2012

           Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of July 30, 2004

Trust Indenture                                                                 Indenture
Act Section                                                                     Section
---------------                                                                 ---------
Section 310  (a)(1).............................................................609
             (a)(2).............................................................609
             (b)................................................................608, 610
Section 311  (a)................................................................613
             (c)................................................................Not Applicable
Section 312  (a)................................................................701
             (b)................................................................702
             (c)................................................................702
Section 313  (a)................................................................703
Section 314  (a)................................................................704
             (a)(4).............................................................1018
             (b)................................................................Not Applicable
             (c)(1).............................................................103, 104, 404, 1201
             (c)(2).............................................................103, 104, 404, 1201
             (d)................................................................Not Applicable
             (e)................................................................103
Section 315  (a)................................................................601(b)
             (b)................................................................602
             (c)................................................................601(a)
             (d)................................................................601(c), 603
             (e)................................................................514
Section 316  (a)(last sentence).................................................101 (Outstanding)
             (a)(1)(A)..........................................................502, 512
             (a)(1)(B)..........................................................513
             (a)(2).............................................................Not Applicable
             (b)................................................................508
             (c)................................................................105
Section 317  (a)(1).............................................................503
             (a)(2).............................................................504
             (b)................................................................1003
Section 318  (a)................................................................108

----------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
                                          ARTICLE ONE

                    DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.   Definitions...................................................................2
     "Acquired Indebtedness..................................................................2
     "Acquisition............................................................................3
     "Additional Securities..................................................................3
     "Additional Senior Subordinated Securities..............................................3
     "Administrative Agent Bank..............................................................3
     "Affiliate..............................................................................3
     "Applicable Procedures..................................................................3
     "Asset Sale.............................................................................3
     "Asset Swap.............................................................................4
     "Attributable Indebtedness..............................................................5
     "Average Life to Stated Maturity........................................................5
     "Bankruptcy Law.........................................................................5
     "Board of Directors.....................................................................5
     "Board Resolution.......................................................................5
     "Book-Entry Security....................................................................5
     "Business Day...........................................................................5
     "Capital Lease Obligation...............................................................5
     "Capital Stock..........................................................................5
     "Cash Equivalents.......................................................................6
     "Change of Control......................................................................6
     "Clearstream............................................................................7
     "Commission.............................................................................7
     "Commodity Price Protection Agreement...................................................8
     "Common Stock...........................................................................8
     "Company................................................................................8
     "Company Request........................................................................8
     "Consolidated Fixed Charge Coverage Ratio...............................................8
     "Consolidated Income Tax Expense........................................................9
     "Consolidated Interest Expense..........................................................9
     "Consolidated Net Income (Loss)........................................................10
     "Consolidated Net Tangible Assets......................................................11
     "Consolidated Non-cash Charges.........................................................11
     "Consolidation.........................................................................11
     "Corporate Trust Office................................................................11
     "Credit Agreement......................................................................12
     "Credit Facility.......................................................................12
     "Currency Hedging Agreements...........................................................12
     "DBRS..................................................................................12
     "Default...............................................................................12
     "Depositary............................................................................12

     "Designated Non-cash Consideration.....................................................12
     "Disinterested Director................................................................13
     "Equity Offering.......................................................................13
     "Euroclear.............................................................................13
     "Event of Default......................................................................13
     "Exchange Act..........................................................................13
     "Exchange Offer........................................................................13
     "Exchange Offer Registration Statement.................................................13
     "Exchange Securities...................................................................13
     "Fair Market Value.....................................................................13
     "Fall Away Event.......................................................................13
     "Generally Accepted Accounting Principles..............................................13
     "Global Securities.....................................................................13
     "Guarantee.............................................................................13
     "Guaranteed Debt.......................................................................13
     "Guarantor.............................................................................14
     "Holder................................................................................14
     "IAI Global Securities.................................................................14
     "Indebtedness..........................................................................14
     "Indenture.............................................................................15
     "Indenture Obligations.................................................................15
     "Initial Purchasers....................................................................16
     "Initial Securities....................................................................16
     "Initial Senior Subordinated Securities................................................16
     "Institutional Accredited Investor.....................................................16
     "Interest Payment Date.................................................................16
     "Interest Rate Agreements..............................................................16
     "Investment............................................................................16
     "Investment Grade Status...............................................................16
     "Issue Date............................................................................16
     "Lien..................................................................................17
     "Maturity..............................................................................17
     "Moody's...............................................................................17
     "Net Cash Proceeds.....................................................................17
     "Officers' Certificate.................................................................18
     "Opinion of Counsel....................................................................18
     "Opinion of Independent Counsel........................................................18
     "Outstanding...........................................................................18
     "Pari Passu Indebtedness...............................................................19
     "Paying Agent..........................................................................19
     "Permitted Business....................................................................19
     "Permitted Holders.....................................................................19
     "Permitted Investment..................................................................19
     "Permitted Joint Venture...............................................................20
     "Permitted Lien........................................................................21
     "Permitted Securitization Transaction..................................................22
     "Person................................................................................23
     "Predecessor Security..................................................................23
     "Preferred Stock.......................................................................23

     "Purchase Money Note...................................................................23
     "Purchase Money Obligation.............................................................23
     "Qualified Capital Stock...............................................................24
     "Redeemable Capital Stock..............................................................24
     "Redemption Date.......................................................................24
     "Redemption Price......................................................................24
     "Registration Rights Agreement.........................................................24
     "Registration Statement................................................................24
     "Regular Record Date...................................................................24
     "Regulation S..........................................................................24
     "Regulation S Global Securities........................................................24
     "Responsible Officer...................................................................24
     "Restricted Subsidiary.................................................................25
     "Rule 144A.............................................................................25
     "Rule 144A Global Securities...........................................................25
     "Sale and Leaseback Transaction........................................................25
     "S&P...................................................................................25
     "Securities............................................................................25
     "Securities Act........................................................................25
     "Securitization Entity.................................................................25
     "Senior Subordinated Exchange Securities...............................................26
     "Senior Subordinated Notes Indenture...................................................26
     "Senior Subordinated Securities........................................................26
     "Senior Subordinated Securities Guarantee..............................................26
     "Senior Subordinated Securities Guarantor..............................................26
     "Shelf Registration Statement..........................................................26
     "Significant Subsidiary................................................................26
     "Special Record Date...................................................................26
     "Standard Securitization Undertakings..................................................26
     "Stated Maturity.......................................................................26
     "Stock Purchase Agreement..............................................................26
     "Subordinated Indebtedness.............................................................26
     "Subsidiary............................................................................27
     "Successor Security....................................................................27
     "Taxing Authority......................................................................27
     "Taxing Jurisdiction...................................................................27
     "Transactions..........................................................................27
     "Trust Indenture Act...................................................................27
     "Trustee...............................................................................27
     "U.S. Government Obligations...........................................................27
     "Unrestricted Global Securities........................................................28
     "Unrestricted Subsidiary...............................................................28
     "Unrestricted Subsidiary Indebtedness..................................................28
     "Voting Stock..........................................................................28
     "Wholly Owned Restricted Subsidiary....................................................28
Section 102.   Other Definitions............................................................29
Section 103.   Compliance Certificates and Opinions.........................................30
Section 104.   Form of Documents Delivered to Trustee.......................................30
Section 105.   Acts of Holders..............................................................31

Section 106.   Notices, etc., to the Trustee, the Company and any Guarantor.................32
Section 107.   Notice to Holders; Waiver....................................................33
Section 108.   Conflict with Trust Indenture Act............................................33
Section 109.   Effect of Headings and Table of Contents.....................................33
Section 110.   Successors and Assigns.......................................................33
Section 111.   Separability Clause..........................................................33
Section 112.   Benefits of Indenture........................................................34
Section 113.   GOVERNING LAW................................................................34
Section 114.   Waiver of Jury Trial.........................................................34
Section 115.   Force Majeure................................................................34
Section 116.   Legal Holidays...............................................................34
Section 117.   Independence of Covenants....................................................34
Section 118.   Schedules and Exhibits.......................................................35
Section 119.   Counterparts.................................................................35
Section 120.   No Personal Liability of Directors, Officers, Employees or Stockholders......35

                                          ARTICLE TWO

                                        SECURITY FORMS

Section 201.   Forms Generally..............................................................35
Section 202.   Form of Face of Security.....................................................36
Section 203.   Form of Reverse of Securities................................................52
Section 204.   Form of Guarantee............................................................58

                                         ARTICLE THREE

                                        THE SECURITIES

Section 301.   Title and Terms..............................................................60
Section 302.   Denominations................................................................61
Section 303.   Execution, Authentication, Delivery and Dating...............................61
Section 304.   Temporary Securities.........................................................62
Section 305.   Registration, Registration of Transfer and Exchange..........................62
Section 306.   Book Entry Provisions for Global Securities..................................64
Section 307.   Special Transfer and Exchange Provisions.....................................65
Section 308.   Mutilated, Destroyed, Lost and Stolen Securities.............................69
Section 309.   Payment of Interest; Interest Rights Preserved...............................69
Section 310.   CUSIP Numbers................................................................70
Section 311.   Persons Deemed Owners........................................................71
Section 312.   Cancellation.................................................................71
Section 313.   Computation of Interest......................................................71

                                         ARTICLE FOUR

                              DEFEASANCE AND COVENANT DEFEASANCE

Section 401.   Company's Option to Effect Defeasance or Covenant Defeasance.................71
Section 402.   Defeasance and Discharge.....................................................71
Section 403.   Covenant Defeasance..........................................................72
Section 404.   Conditions to Defeasance or Covenant Defeasance..............................72

Section 405.   Deposited Money and U.S. Government Obligations to Be Held
                 in Trust; Other Miscellaneous Provisions...................................74
Section 406.   Reinstatement................................................................75

                                         ARTICLE FIVE

                                           REMEDIES

Section 501.   Events of Default............................................................75
Section 502.   Acceleration of Maturity; Rescission and Annulment...........................77
Section 503.   Collection of Indebtedness and Suits for Enforcement by Trustee..............78
Section 504.   Trustee May File Proofs of Claim.............................................79
Section 505.   Trustee May Enforce Claims without Possession of Securities..................79
Section 506.   Application of Money Collected...............................................80
Section 507.   Limitation on Suits..........................................................80
Section 508.   Unconditional Right of Holders to Receive Principal, Premium and Interest....81
Section 509.   Restoration of Rights and Remedies...........................................81
Section 510.   Rights and Remedies Cumulative...............................................81
Section 511.   Delay or Omission Not Waiver.................................................81
Section 512.   Control by Holders...........................................................81
Section 513.   Waiver of Past Defaults......................................................82
Section 514.   Undertaking for Costs........................................................82
Section 515.   Waiver of Stay, Extension or Usury Laws......................................82
Section 516.   Remedies Subject to Applicable Law...........................................83

                                          ARTICLE SIX

                                          THE TRUSTEE

Section 601.   Duties of Trustee............................................................83
Section 602.   Notice of Defaults...........................................................84
Section 603.   Certain Rights of Trustee....................................................84
Section 604.   Trustee Not Responsible for Recitals, Dispositions of Securities or
                 Application of Proceeds Thereof............................................86
Section 605.   Trustee and Agents May Hold Securities; Collections; etc.....................86
Section 606.   Money Held in Trust..........................................................86
Section 607.   Compensation and Indemnification of Trustee and Its Prior Claim..............86
Section 608.   Conflicting Interests........................................................87
Section 609.   Trustee Eligibility..........................................................87
Section 610.   Resignation and Removal; Appointment of Successor Trustee....................87
Section 611.   Acceptance of Appointment by Successor.......................................89
Section 612.   Merger, Conversion, Consolidation or Succession to Business..................89
Section 613.   Preferential Collection of Claims Against Company............................90
Section 614.   Co-Trustee...................................................................90

                                         ARTICLE SEVEN

                       HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.   Company to Furnish Trustee Names and Addresses of Holders....................91
Section 702.   Disclosure of Names and Addresses of Holders.................................91

Section 703.   Reports by Trustee...........................................................91
Section 704.   Reports by Company and Guarantors............................................91

                                         ARTICLE EIGHT

                             CONSOLIDATION, MERGER, SALE OF ASSETS

Section 801.   Company and Guarantors May Consolidate, etc., Only on Certain Terms..........92
Section 802.   Successor Substituted........................................................94

                                         ARTICLE NINE

                                    SUPPLEMENTAL INDENTURES

Section 901.   Supplemental Indentures and Agreements without Consent of Holders............94
Section 902.   Supplemental Indentures and Agreements with Consent of Holders...............95
Section 903.   Execution of Supplemental Indentures and Agreements..........................96
Section 904.   Effect of Supplemental Indentures............................................96
Section 905.   Conformity with Trust Indenture Act..........................................96
Section 906.   Reference in Securities to Supplemental Indentures...........................97
Section 907.   Notice of Supplemental Indentures............................................97
Section 908.   Revocation and Effects of Consents...........................................97

                                          ARTICLE TEN

                                           COVENANTS

Section 1001.  Payment of Principal, Premium and Interest...................................97
Section 1002.  Maintenance of Office or Agency..............................................97
Section 1003.  Money for Security Payments to Be Held in Trust..............................98
Section 1004.  Corporate Existence..........................................................99
Section 1005.  Payment of Taxes and Other Claims............................................99
Section 1006.  Maintenance of Properties...................................................100
Section 1007.  Waiver of Certain Covenants.................................................100
Section 1008.  Limitation on Indebtedness..................................................100
Section 1009.  Limitation on Restricted Payments...........................................105
Section 1010.  Limitation on Transactions with Affiliates..................................109
Section 1011.  Limitation on Liens.........................................................110
Section 1012.  Limitation on Sale of Assets................................................110
Section 1013.  Limitation on Issuances of Guarantees of Indebtedness.......................114
Section 1014.  Purchase of Securities upon a Change of Control.............................115
Section 1015.  Limitation on Subsidiary Preferred Stock....................................118
Section 1016.  Limitation on Dividend and Other Payment Restrictions Affecting
                 Restricted Subsidiaries...................................................118
Section 1017.  Limitation on Unrestricted Subsidiaries.....................................120
Section 1018.  Sale and Leaseback Transactions.............................................121
Section 1019.  Provision of Financial Statements...........................................121
Section 1020.  Statement by Officers as to Default.........................................122
Section 1021.  Fall Away Event.............................................................123

                                        ARTICLE ELEVEN

                                   REDEMPTION OF SECURITIES

Section 1101.  Additional Amounts..........................................................125
Section 1102.  Tax Redemption..............................................................127
Section 1103.  Rights of Redemption........................................................128
Section 1104.  Applicability of Article....................................................129
Section 1105.  Election to Redeem; Notice to Trustee.......................................129
Section 1106.  Selection by Trustee of Securities to Be Redeemed...........................129
Section 1107.  Notice of Redemption........................................................129
Section 1108.  Deposit of Redemption Price.................................................130
Section 1109.  Securities Payable on Redemption Date.......................................130
Section 1110.  Securities Redeemed or Purchased in Part....................................131

                                        ARTICLE TWELVE

                                  SATISFACTION AND DISCHARGE

Section 1201.  Satisfaction and Discharge of Indenture......................................131
Section 1202.  Application of Trust Money...................................................132

                                       ARTICLE THIRTEEN

                                          GUARANTEES

Section 1301.  Guarantors' Guarantee.......................................................132
Section 1302.  Continuing Guarantee; No Right of Set-Off; Independent Obligation...........133
Section 1303.  Guarantee Absolute..........................................................134
Section 1304.  Right to Demand Full Performance............................................135
Section 1305.  Waivers.....................................................................136
Section 1306.  The Guarantors Remain Obligated in Event the Company Is No Longer
                 Obligated to Discharge Indenture Obligations..............................136
Section 1307.  Fraudulent Conveyance; Contribution; Subrogation............................137
Section 1308.  Guarantee Is in Addition to Other Security..................................137
Section 1309.  Release of Security Interests...............................................137
Section 1310.  No Bar to Further Actions...................................................138
Section 1311.  Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension
                 of Remedies...............................................................138
Section 1312.  Trustee's Duties; Notice to Trustee.........................................138
Section 1313.  Successors and Assigns......................................................138
Section 1314.  Release of Guarantee........................................................138
Section 1315.  Execution of Guarantee......................................................139

TESTIMONIUM

SIGNATURE AND SEALS

ACKNOWLEDGMENTS

EXHIBIT A         Regulation S Certificate

EXHIBIT B         Restricted Securities Certificate

EXHIBIT C         Institutional Accredited Investor Certificate

EXHIBIT D         Unrestricted Security Certificate

EXHIBIT E         Form of Supplemental Indenture

          INDENTURE, dated as of July 30, 2004, among The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec (the "Company"), 3090671 Nova Scotia Company, a company organized under the laws of Nova Scotia, 3090672 Nova Scotia Company, a company organized under the laws of Nova Scotia, Brooks Pharmacy, Inc., a Delaware corporation, JCG Holdings (USA), Inc., a Delaware corporation, Jean Coutu Acquisition One, Inc., a Delaware corporation, Jean Coutu Acquisition Three, Inc., a Delaware corporation, Jean Coutu Acquisition Two, Inc., a Delaware corporation, Jean Coutu Group Holdings (USA), LLC, a Delaware limited liability company, Maxi Drug North, Inc., a Delaware corporation, Maxi Drug South, L.P., a Delaware limited partnership, Maxi Drug, Inc., a Delaware corporation, Maxi Green Inc., a Vermont corporation, MC Woonsocket, Inc., a Rhode Island corporation, P.J.C. Distribution, Inc., a Delaware corporation, P.J.C. of Vermont Inc., a Vermont corporation, P.J.C. Realty Co., Inc., a Delaware corporation, Paterson's Pharmacies Ltd., a limited company organized under the laws of Ontario, PJC Arlington Realty LLC, a Delaware limited liability company, PJC Dorchester Realty LLC, a Delaware limited liability company, PJC Essex Realty LLC, a Delaware limited liability company, PJC Haverhill Realty LLC, a Delaware limited liability company, PJC Hyde Park Realty LLC, a Delaware limited liability company, PJC Lease Holdings, Inc., a Delaware corporation, PJC Manchester Realty LLC, a Delaware limited liability company, PJC Mansfield Realty LLC, a Delaware limited liability company, PJC New London Realty LLC, a Delaware limited liability company, PJC Norwich Realty LLC, a Delaware limited liability company, PJC of Cranston, Inc., a Rhode Island corporation, PJC of East Providence, Inc., a Rhode Island corporation, PJC of Massachusetts, Inc., a Massachusetts corporation, PJC of Rhode Island, Inc., a Rhode Island corporation, PJC of West Warwick, Inc., a Rhode Island corporation, PJC Peterborough Realty LLC, a Delaware limited liability company, PJC Providence Realty LLC, a Delaware limited liability company, PJC Realty MA, Inc., a Massachusetts corporation, PJC Realty N.E. LLC, a Delaware corporation, PJC Revere Realty LLC, a Delaware limited liability company, PJC Special Realty Holdings, Inc., a Delaware corporation, RX Information Centre Ltd., a limited company organized under the laws of Canada, Services Securivol Inc., a corporation organized under the laws of Canada, The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation, Thrift Drug Inc., a Delaware corporation, and Thrift Drug Services, Inc., a Delaware corporation, as guarantors (each a "Guarantor," and collectively, the "Guarantors"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                   RECITALS OF THE COMPANY AND THE GUARANTORS

          The Company has duly authorized the creation of an issue of 7 5/8% Senior Notes due 2012 (the "Initial Securities"), and, when and if issued in an Exchange Offer, an issue of 7 5/8% Senior Notes due 2012 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth (subject to the ability of the Company to issue Additional Securities hereunder as described herein), and to provide therefore, the Company has duly authorized the execution and delivery of this Indenture and the Securities;

          Each Guarantor has duly authorized the issuance of a Guarantee of the Securities, of substantially the tenor hereinafter set forth, and to provide therefor, each Guarantor has duly authorized the execution and delivery of this Indenture and its Guarantee;

          Upon the issuance of the Exchange Securities, this Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act;

          The Initial Notes and the Exchange Notes will have terms identical in all respects (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and will evidence the same indebtedness of the Company.

          All things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligation of the Company, (ii) the Guarantees, when executed by each of the Guarantors and delivered hereunder, the valid obligation of each of the Guarantors and (iii) this Indenture a valid agreement of the Company and each of the Guarantors in accordance with the terms of this Indenture;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101.  DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America; and

          (f) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

          Certain terms used principally in Article Four are defined in Article Four.

          "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired

Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

          "Acquisition" means the consummation of the acquisition by the Company of all of the outstanding Capital Stock of Eckerd Corporation, a Delaware corporation, Thrift Drug, Inc., a Delaware corporation, and Genovese Drug Stores, Inc., a Delaware corporation, pursuant to the Stock Purchase Agreement.

          "Additional Securities" means further Securities (other than the Initial Securities) issued under this Indenture in accordance with the terms of this Indenture, including Sections 303 and 1110 hereof, as part of the same series as the Initial Securities ranking equally with the Initial Securities in all respects (other than the issuance dates and, at the option of the Company, the date from which interest will accrue), subject to compliance with Section 1008 herein. The Initial Securities and any Additional Securities subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase.

          "Additional Senior Subordinated Securities" means additional Senior Subordinated Securities (other than the initial Senior Subordinated Securities) issued under the Senior Subordinated Securities Indenture in accordance with the terms of such Indenture, including Sections 303 and 1110 thereof, as part of the same series as the initial Senior Subordinated Securities ranking equally with the initial Senior Subordinated Securities in all respects, subject to compliance with Section 1008 herein.

          "Administrative Agent Bank" means any administrative agent bank under the Credit Agreement.

          "Affiliate" means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (2) any other Person that owns, directly or indirectly, 10% or more of any class or series of such specified Person's (or any of such Person's direct or indirect parent's) Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or
(3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

                   (1)    any Capital Stock of any Restricted Subsidiary;

                   (2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

                   (3) any other properties, assets or rights of the Company or any Restricted Subsidiary other than in the ordinary course of business.

          For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets

                   (A) that is governed by the provisions described under Article Eight hereof,

                   (B) that is a Change of Control whereby the Company makes a Change of Control Offer and complies with its terms,

                   (C) that is by the Company to any Restricted Subsidiary or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture,

                   (D) that would be within the definition of a "Permitted Investment,"

                   (E) that would be within the definition of a "Restricted Payment" under Section 1009 and would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under
          Section 1009,

                   (F)    that is of obsolete equipment,

                   (G) that consists of cash or Cash Equivalents, inventory, receivables and other current assets,

                   (H) sales of accounts receivable, chattel paper and related assets of the type described in the definition of "Permitted Securitization Transaction" to a Securitization Entity for the Fair Market Value thereof and transfers of accounts receivable, chattel paper and related assets of the type described in the definition of "Permitted Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Entity in a Permitted Securitization Transaction,

                   (I) the leasing or licensing of any real or personal property in the ordinary course of business and consistent with past practice,

                   (J)    the sale of Capital Stock of an Unrestricted
          Subsidiary, or

                   (K) the Fair Market Value of which in the aggregate does not exceed $10.0 million in any transaction or series of related transactions.

          "Asset Swap" means the exchange by the Company or a Restricted Subsidiary of a portion of its property, business or assets, for property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets are of a type used in the business of the Company on the date of this Indenture or in a Permitted Business, or a combination of any property, business or assets or Capital Stock of such a Person and cash or Cash Equivalents.

          "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

          "Bankruptcy Law" means United States Bankruptcy Code of 1978 as codified and enacted as Title 11 of the United States Code and, as amended, or any similar United States federal or state law, Canadian federal law or provincial law or law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Board of Directors" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Book-Entry Security" means any Global Securities bearing the legend specified in Section 202 evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to close.

          "Capital Lease Obligation" of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

          "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

          "Cash Equivalents" means

                   (1)    Canadian or U.S. dollars;

                   (2) marketable direct obligations issued by, or unconditionally guaranteed by, the federal government of the United States of America or Canada, respectively, or issued by any agency thereof and backed by the full faith and credit of the federal government of the United States of America or Canada, respectively, in each case maturing within one year from the date of acquisition thereof;

                   (3) marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province, as the case may be, or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; PROVIDED that, in the event that any such obligation is not rated by S&P or Moody's, such obligation will have the highest rating from Dominion Bond Rating Service Limited ("DBRS");

                   (4) commercial paper maturing no more than one year from the date of acquisition issued by a corporation that is not an Affiliate of the Company and is organized under the laws of the United States of America or Canada or any state or province thereof, as the case may be, or the District of Columbia, having a rating of at least R-2 (low) from DBRS or at least A-2 from S&P or at least P-2 from Moody's;

                   (5) overnight deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or Canada or any state or province, as the case may be, thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than US$250,000,000;

                   (6) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (2) of this definition entered into with any bank meeting the qualifications specified in clause (5) of this definition; and

                   (7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) of this definition.

          "Change of Control" means the occurrence of any of the following events:

                   (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Company constituting more than 50% of the total voting power of all outstanding Voting Stock of the Company with respect to the election of directors;

                   (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of the Permitted Holders (if the Permitted Holders own a majority of the voting power of the Voting Stock of the Company) or by a vote of not less than the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors of the Company then in office;

                   (3) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Restricted Subsidiaries' assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

                   (A) the outstanding Voting Stock of the Company is changed into or exchanged for (1) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (2) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under Section 1009 (and such amount shall be treated as a Restricted Payment subject to the provisions of this Indenture described under Section 1009 hereof) and

                   (B) immediately after such transaction, no "person" or "group," other than any Permitted Holder, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock constituting more than 50% of the total voting power of the outstanding Voting Stock with respect to the election of directors of the surviving corporation; or

                   (4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight hereof.

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

          "Clearstream" means Clearstream Banking, societe anonyme (or any successor securities clearing agency).

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

          "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

          "Common Stock" means the Company's common stock.

          "Company" means The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company (i) by any one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer, any Vice President (regardless of Vice Presidential designation), its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, or (ii) by an authorized signatory (by virtue of a power of attorney or other similar instrument) and delivered to the Trustee.

          "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of

          (a) the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-cash items increasing Consolidated Net Income (Loss) for such period and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

          (b) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Redeemable Capital Stock of the Company or any Restricted Subsidiary or Preferred Stock of the Restricted Subsidiaries during such period, in each case after giving PRO FORMA effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision) to

                   (1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

                   (2) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

                   (3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of the Indebtedness giving rise to the need to make such pro forma calculation, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

                   (4) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition, disposition or repayment had been consummated on the first day of such period;

     PROVIDED that

                   (1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a PRO FORMA basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate;

                   (2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period;

                   (3) in making such computation, any cash charges taken in connection with the integration of the Eckerd Acquisition and related matters within 24 months of the closing of the Eckerd Acquisition in an amount for all such cash charges that do not exceed $25 million in the aggregate shall be excluded from the calculation of Consolidated Net Income for the purposes of the calculation of the Consolidated Fixed Charge Coverage Ratio; and

                   (4) net income (or loss) or interest expense attributable to any Canadian drugstore franchisee in which the Company does not own or control more than 50% of the outstanding voting power of the Voting Stock thereof shall not be included in making such computation whether or not required to be included by GAAP.

          "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, provincial, territorial, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

          "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of

          (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

                   (1) amortization of original issue discount on Indebtedness, if any,

                   (2) the net cash costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

                   (3) the interest portion of any deferred payment obligation,

                   (4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

                   (5)    accrued interest, plus

          (b)      (1)    the interest component of the Capital Lease
Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and

                   (2) all capitalized interest of such Person and its Restricted Subsidiaries plus

          (c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause
(a)(4) above, whether or not paid by such Person or its Restricted Subsidiaries, plus

          (d) dividend requirements of such Person with respect to Redeemable Capital Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of such Person or such Restricted Subsidiary, as the case may be).

          "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

                   (1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

                   (2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

                   (3) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, and any non-cash impact attributable to the application of the purchase method of accounting in accordance with GAAP,

                   (4) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

                   (5) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions),

                   (6) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary,

                   (7) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of this Indenture,

                   (8) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person,

                   (9) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness,

                   (10) the cumulative effect of a change in accounting principles,

                   (11) non-cash charges relating to employee benefit or other management compensation plans of such Person or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant, issuance or repricing of stock, stock options or other equity-based awards or, in each case, any amendment, modification, substitution or change thereof, of such Person or any of its Restricted Subsidiaries in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income (Loss) will be excluded,

                   (12) any gain or loss arising from foreign currency fluctuations on foreign currency denominated Indebtedness, or

                   (13) net income (or loss) attributable to any Canadian drugstore franchisee in which the Company does not own or control (directly or indirectly) more than 50% of the outstanding voting power of the Voting Stock thereof whether or not required to be included by GAAP.

          "Consolidated Net Tangible Assets" of any Person means, at any time, as of the last day of the most recent period for which financial statements are available, for such Person and its Restricted Subsidiaries on a Consolidated basis, an amount equal to (a) the Consolidated assets of the Person and its Restricted Subsidiaries minus (b) all intangible assets of the Person and its Restricted Subsidiaries at that time.

          "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

          "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street - 21 West, New York, NY 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Credit Agreement" means the Credit Agreement among the Company and The Jean Coutu Group (PJC) USA, Inc., as borrowers thereto, certain lenders party thereto, and certain agents party thereto, and related guarantee documents, entered into in connection with the Acquisition, as such agreements, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive (partial or total) renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing), whether any such renewal, extension, substitution, replacement or refinancing (i) occurs simultaneously with the termination or repayment of a prior Credit Agreement or (ii) occurs on one or more separate occasions.

          "Credit Facility" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

          "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "DBRS" means Dominion Bond Rating Services Limited and any successor thereto.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company ("DTC"), its nominees and successors, or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

          "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an Officers' Certificate, setting forth the basis of the valuation. The aggregate Fair Market Value of the Designated Non-cash Consideration held by the Company or any Restricted Subsidiary at any given time, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received and still held by the Company or any Restricted Subsidiary at such time, may not exceed $25.0 million in aggregate, at the time of the receipt of the Designated Non-cash Consideration (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

          "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Equity Offering" means the offer and sale of Common Stock (other than Redeemable Capital Stock) of the Company with gross proceeds to the Company of at least $25.0 million in cash in any one transaction.

          "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System (or any successor securities clearing agency).

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Securities" has the meaning set forth in the first recital of this Indenture.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution.

          "Fall Away Event" means such time as the Securities shall have achieved Investment Grade Status (pursuant to ratings from each of S&P and Moody's) and the Company shall have delivered to the Trustee an Officers' Certificate certifying as to such status.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in Canada, consistently applied, that are in effect on the date of this Indenture.

          "Global Securities" means the Rule 144A Global Securities, the Regulation S Global Securities, the IAI Global Securities and the Unrestricted Global Securities to be issued as Book-Entry Securities issued to the Depositary in accordance with Section 306.

          "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

          "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

                   (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

                   (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

                   (3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

                   (4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

                   (5)    otherwise to assure a creditor against loss;

PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Guarantor" means any Subsidiary which is a guarantor of the Securities, including any Person that is required after the date of this Indenture to execute a guarantee of the Securities pursuant to Section 1013 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "IAI Global Securities" means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold to Institutional Accredited Investors.

          "Indebtedness" means, with respect to any Person, without duplication,

                   (1) all indebtedness of such Person for borrowed money, including under an asset-based, receivable or other borrowing facility, or for the deferred purchase price of property or services, excluding any trade payables and other current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

                   (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

                   (3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, in which case the amount of any such Indebtedness shall be equal at any time to the value of such property at such time), but excluding trade payables arising in the ordinary course of business,

                   (4) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

                   (5)    all Capital Lease Obligations of such Person,

                   (6)    all Indebtedness referred to in clauses (1) through
     (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (provided that the amount of such Indebtedness of other Persons shall not exceed the greater of the book value or the Fair Market Value of the property subject to such Lien),

                   (7)    all Guaranteed Debt of such Person,

                   (8) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

                   (9) Attributable Indebtedness with respect to Sale and Leaseback Transactions,

                   (10) Preferred Stock of any Restricted Subsidiary of the Company or any Guarantor (unless held by the Company or any Restricted Subsidiary) and

                   (11) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (10) above;

provided that the amount of any limited recourse Indebtedness shall be equal to the principal amount of such limited recourse Indebtedness for, and to the extent, which the subject Person provides credit support of any kind (including any undertaking agreement or instrument that would constitute Indebtedness), is directly or indirectly liable as a guarantor or otherwise is the lender.

          For purposes of this Indenture, (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock and (y) the value of Preferred Stock shall be equal to the liquidation preference.

          "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts (including any Additional Amounts) due or to become due under or in connection with this Indenture or the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the respective terms thereof.

          "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and NBF Securities (USA) Corp. (or the initial purchasers with respect to Additional Securities issued after the date hereof).

          "Initial Securities" has the meaning set forth in the first recital in this Indenture.

          "Initial Senior Subordinated Securities" means the 8 1/2% Senior Subordinated Notes due 2014, and the related Senior Subordinated Guarantees.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Date" when used with respect to any Security, means each semiannual interest payment date on February 1 and August 1 of each year.

          "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

          "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company's or any Restricted Subsidiary's balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 1009.

          "Investment Grade Status" means ratings of BBB- or higher by S&P (or its equivalent rating under any successor rating categories of S&P), and Baa3 or higher by Moody's (or its equivalent rating under any successor rating categories of Moody's).

          "Issue Date" means the original issue date of the Securities under this Indenture.

          "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

          "Maturity" means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means

          (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

                   (1) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

                   (2) provisions for all taxes payable as a result of such Asset Sale,

                   (3) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

                   (4) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

                   (5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and

          (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under Section 1009, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Offering Memorandum" means the offering memorandum, dated July 20, 2004, related to the issuance of the Securities.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be an employee or counsel for the Company or any Guarantor, and who shall be reasonably acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee, including customary assumptions and exceptions thereto.

          "Opinion of Independent Counsel" means a written opinion of counsel which is issued by a Person who is not an employee, director or consultant (other than non-employee legal counsel) of the Company or any Guarantor and who shall be reasonably acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee, including customary assumptions and exceptions thereto.

          "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or any Affiliate thereof shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

          (c) Securities, to the extent provided in Sections 402 and 403, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

          (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Securities are held by a BONA FIDE purchaser in whose hands the Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

          "Pari Passu Indebtedness" means (a) any Indebtedness of the Company that is equal in right of payment to the Securities and (b) with respect to any Guarantee, Indebtedness which ranks equal in right of payment to such Guarantee.

          "Paying Agent" means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company.

          "Permitted Business" means the lines of business conducted by the Company and its Restricted Subsidiaries on the date of this Indenture and business reasonably related, complementary or ancillary thereto, including reasonably related extensions or expansions thereof.

          "Permitted Holders" means (i) Mr. Jean Coutu, (ii) the spouse, children or other lineal descendants (whether adoptive or biological) of Mr. Jean Coutu, (iii) any revocable or irrevocable intervivos or testamentary trust or the probate estate of any Person described in clause (i) or (ii) above, so long as one or more of the foregoing individuals named in clauses (i) and (ii) is the principal beneficiary of such trust or probate estate, and (iv) any Person all of the Capital Stock of which is held, directly or indirectly, by or for the benefit of the Persons or trusts or probate estates specified in clauses
(i), (ii) or (iii) above.

          "Permitted Investment" means:

                   (1) Investments in any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

                   (2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5), (6), (7) and (12) of the definition of "Permitted Indebtedness" under paragraph (b) of Section 1008;

                   (3)    Investments in any of the Securities;

                   (4)    Investments in Cash Equivalents;

                   (5) Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted under Section 1012 to the extent such Investments are non-cash proceeds as permitted under
     Section 1012;

                   (6) Investments in existence on the date of this Indenture;

                   (7) Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary) or acquired with the Net Cash Proceeds received by the Company after the date of this Indenture from the issuance and sale of Capital Stock (other than Redeemable Capital Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary); PROVIDED that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(B) of the first paragraph of Section 1009(a);

                   (8) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

                   (9) loans or advances to employees of the Company in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including travel, entertainment and moving expenses) or the proceeds of which are used to purchase Capital Stock of the Company in the aggregate amount outstanding at any one time of $10.0 million;

                   (10) any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

                   (11) any Investment by the Company or any Restricted Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other Person, in each case in connection with a Permitted Securitization Transaction; PROVIDED, HOWEVER, that the foregoing Investment is in the form of a Purchase Money Note or an equity interest;

                   (12) any Investment in Permitted Joint Ventures in an amount not to exceed $100.0 million in the aggregate for all such Permitted Joint Ventures;

                   (13) Investments in any Securitization Facility to the extent reasonably necessary to consummate any Permitted Securitization Transactions; and

                   (14) other Investments in the aggregate amount outstanding at any one time of up to $50.0 million.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's Board of Directors) at the time of Investment.

          "Permitted Joint Venture" means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity or form) in which the Company or any of its Restricted Subsidiaries, directly or indirectly, owns or controls 50% or less of the total voting power of the shares of Capital Stock of such entity entitled to vote; PROVIDED, HOWEVER, that any joint venture in which the Company, directly or indirectly, owns 50% of the total voting power of the Capital Stock of such entity entitled to vote shall only be a Permitted Joint Venture if engaged in a Permitted Business or engaged primarily in the business of prescription benefit management; PROVIDED,

FURTHER, that any joint venture in which the Company, directly or indirectly, owns less than 50% of the total voting power of the Capital Stock of such entity entitled to vote shall only be a Permitted Joint Venture if engaged primarily in the business of prescription benefit management.

          "Permitted Lien" means

          (a) Liens securing Indebtedness permitted to be incurred under paragraphs (b)(1) or (11) under Section 1008;

          (b) any Lien created or existing as of the date of this Indenture on Indebtedness existing or created on the date of this Indenture;

          (c)      any Lien arising by reason of

                   (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                   (2) taxes, assessments or government charges not yet delinquent or which are being contested in good faith;

                   (3) security for payment of workers' compensation or other insurance;

                   (4) good faith deposits in connection with tenders, leases or other contracts (other than contracts for the payment of money);

                   (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business;

                   (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or

                   (7) operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

          (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary;

          (e) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

          (f) any Lien securing Indebtedness permitted to be incurred under Interest Rate Agreements, Currency Hedging Agreements, Commodity Price Protection Agreements or otherwise incurred to hedge interest rate risk;

          (g) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with this Indenture (including clause (8) of the definition of Permitted Indebtedness) and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property within 90 days of such incurrence or assumption; PROVIDED that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by Section 1008;

          (h) Liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction;

          (i) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights), which do not materially interfere with the ordinary course of conduct of the business of the Company or any Restricted Subsidiary;

          (j) (1) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary or
(2) claim, restriction or encumbrance with respect to equity ownership interests in a Restricted Subsidiary granted in favor of the Company or any other Restricted Subsidiary;

          (k) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (j) so long as no additional collateral is granted as security thereby; and

          (l) other Liens (including extensions, renewals, refinancings and replacements) securing Indebtedness permitted by the terms of this Indenture to be incurred, so long as the aggregate principal amount of Indebtedness secured thereby does not exceed 10% of Consolidated Net Tangible Assets; PROVIDED, HOWEVER, that the amount of Indebtedness that may be secured by Liens incurred under this clause (l) shall be reduced by the excess, if any, of the amount of
(x) the amount of Indebtedness incurred under clause (1)(b) of paragraph (b) under Section 1008 over (y) $1,700 million.

          "Permitted Securitization Transaction" means any transaction or series of transactions that qualify for off-balance sheet treatment in accordance with SFAS 140 or other applicable accounting pronouncements, pursuant to which the Company or any of its Restricted Subsidiaries may sell, contribute, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or chattel paper (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets directly related thereto, including, without limitation, all collateral securing such accounts receivable, and other assets (including contract rights and all guarantees or other obligations in respect of such accounts receivable or chattel paper, proceeds of such accounts receivable or chattel paper and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or chattel paper).

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

          "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Permitted Securitization Transaction to a Securitization Entity, which note is repayable from cash available to such Securitization Entity, other than amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of such Permitted Securitization Transaction, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

          "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the Securities are issued; PROVIDED that

                   (1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

                   (2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

                   (3) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the Holders of the Securities would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

          "Redemption Date" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means (1) the Registration Rights Agreement, dated as of July 30, 2004, among the Company, the Guarantors and the Initial Purchasers and (2) with respect to any Additional Securities issued subsequent to July 30, 2004, the registration rights agreement entered into for the benefit of the holders of such Additional Securities, if any.

          "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act, as amended from time to time.

          "Regulation S Global Securities" means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

          "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 1017 hereof.

          "Rule 144A" means Rule 144A under the Securities Act, as amended from time to time.

          "Rule 144A Global Securities" means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

          "Sale and Leaseback Transaction" means an arrangement whereby property of the Company or any Restricted Subsidiary is transferred or otherwise disposed of to another Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof, and the Company or a Restricted Subsidiary leases such property from such Person. The stated maturity of such arrangement will be deemed to be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty. Sale and Leaseback Transactions between or among the Company and its Restricted Subsidiaries shall not be deemed a "Sale and Leaseback Transaction" hereunder.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

          "Securities" shall have the meaning set forth in the Recitals. The Initial Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

          "Securitization Entity" means a Wholly Owned Restricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable, chattel paper and related assets and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or assets of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables, chattel paper and related assets of such entity, and (c) to which neither the Company nor any Restricted Subsidiary (other than such entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board

Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Senior Subordinated Exchange Securities" means an issue of 8 1/2% Senior Subordinated Notes due 2014 issued in an Exchange Offer.

          "Senior Subordinated Notes Indenture" means the indenture, dated as of July 30, 2004, among the Company, the Senior Subordinated Securities Guarantors and the trustee for the Senior Subordinated Notes relating to the 8 1/2% Senior Subordinated Notes of the Company due 2014.

          "Senior Subordinated Securities" means the 8 1/2% senior subordinated notes due 2014. The term "Senior Subordinated Notes" shall have a similar meaning.

          "Senior Subordinated Securities Guarantee" means the guarantee by any Senior Subordinated Securities Guarantor of the Company's obligations under the Senior Subordinated Notes Indenture.

          "Senior Subordinated Securities Guarantor" means the guarantee by any guarantor of the Company's Senior Subordinated Notes Indenture.

          "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under Section 501 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 309.

          "Standard Securitization Undertakings" means representations, warranties, guarantees, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization transactions relating to accounts receivable, chattel paper and related assets in connection with a Permitted Securitization Transaction.

          "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

          "Stock Purchase Agreement" means the agreement dated April 4, 2004, as amended, among the Company, J.C. Penney Company, Inc., a Delaware corporation, and TDI Consolidated Corporation, a Delaware corporation, entered into in connection with the Acquisition.

          "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Securities or a Guarantee, as the case may be.

          "Subsidiary" of a Person means

                   (1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

                   (2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

                   (3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

          "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Taxing Authority" means any government or any political subdivision, state, province or territory of or in a Taxing Jurisdiction or any authority or agency therein or thereof having power to tax.

          "Taxing Jurisdiction" means Canada or any other jurisdiction in which the Company or any Guarantor or any successor of the Company or any Guarantor is organized, resident for tax purposes, engaged in business or generally subject to tax on a net income basis, or from or through which any payment under the Securities or any Guarantee is made, or any political subdivision, state, province or territory thereof or therein.

          "Transactions" has the meaning as set forth in the offering memorandum dated July 20, 2004 relating to the Securities.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor trustee.

          "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

          "Unrestricted Global Securities" means one or more permanent Global Securities in registered form representing the aggregate principal amount of Exchange Securities exchanged for Initial Securities pursuant to the Exchange Offer.

          "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 1017 hereof.

          "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

                   (1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

                   (2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; PROVIDED that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Securities.

          "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than (a) directors' qualifying shares and (b) Capital Stock or other ownership interests issued to a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company in connection with a Permitted Securitization Transaction for the purpose of establishing independence and not in order to provide substantive economic or controlling voting interests to such Person) is owned by the Company or another Wholly Owned Restricted Subsidiary.

     SECTION 10.2  OTHER DEFINITIONS.

          Term                                                              Defined in Section
          ----                                                              ------------------
          "Act"                                                             105
          "Additional Amounts"                                              1101
          "Agent Members"                                                   306
          "Change of Control Offer"                                         1014
          "Change of Control Purchase Date"                                 1014
          "Change of Control Purchase Notice"                               1014
          "Change of Control Purchase Price"                                1014
          "control"                                                         101 ("Affiliate")
          "CUSIP"                                                           310
          "covenant defeasance"                                             403
          "DBRS"                                                            101 ("Cash Equivalents")
          "Defaulted Interest"                                              309
          "defeasance"                                                      402
          "Defeasance Redemption Date"                                      404
          "Defeased Securities"                                             401
          "Designation"                                                     1017
          "Designation Amount"                                              1017
          "Documentary Taxes"                                               1101
          "DTC"                                                             101 ("Depositary")
          "Excess Proceeds"                                                 1012
          "Excluded Holder"                                                 1101
          "incur"                                                           1008
          "maximum fixed repurchase price"                                  101 ("Indebtedness")
          "Offer"                                                           1012
          "Offer Date"                                                      1012
          "Offered Price"                                                   1012
          "Offshore Transaction"                                            202
          "Pari Passu Debt Amount"                                          1012
          "Pari Passu Offer"                                                1012
          "Permitted Indebtedness"                                          1008
          "Permitted Payment"                                               1009
          "Private Placement Legend"                                        202
          "Purchase Money Security Agreement"                               101 ("Purchase Money Obligation")
          "Qualified Institutional Buyer"                                   202
          "Restricted Payments"                                             1009
          "Restricted Period"                                               201
          "restricted security"                                             307
          "Revocation"                                                      1017
          "Security Amount"                                                 1012
          "Security Register"                                               305
          "Security Registrar"                                              305
          "Special Payment Date"                                            309
          "Surviving Entity"                                                801
          "Surviving Guarantor Entity"                                      801

          "Taxes"                                                           1101
          "transfer"                                                        101 ("Asset Sale")
          "U.S. Person"                                                     202

     SECTION 103.  COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Guarantor (if applicable) and any other obligor on the Securities (if applicable) shall, in each case at the request of the Trustee, furnish to the Trustee an Officers' Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

          Every Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1020) shall include:

          (a) a statement that each individual signing such certificate or individual or firm signing such opinion has read and understands such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

     SECTION 104.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Securities, unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications and assumptions customary for opinions of the type required.

          Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 105.  ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.

          (b) The ownership of Securities shall be proved by the Security Register.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company, any Guarantor or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

          (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

          If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; PROVIDED that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

          (f) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

     SECTION 106.  NOTICES, ETC., TO THE TRUSTEE, THE COMPANY AND ANY GUARANTOR.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder or by the Company or any Guarantor or any other obligor on the Securities shall be sufficient for every purpose (except as otherwise herein expressly provided) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention:
Corporate Trust Administration, or at any other address previously furnished in writing to the Holders or the Company, any Guarantor or any other obligor on the Securities by the Trustee or via facsimile transmission to 212-815-5802; or

          (b) the Company or any Guarantor by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it c/o The Jean Coutu Group (PJC) Inc., 530 Beriault Street, Longueuil, Quebec J4G 1S8, Attention: Caroline Guay, Director Legal Affairs, or via facsimile transmission to Facsimile: (450) 646-5649 or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor with a copy to McDermott, Will & Emery LLP, 2049 Century Park East, 34th Floor, Los Angeles, California 90067-3208, Attention: Mark J. Mihanovic.

          No notice to the Trustee shall be deemed effective until it is actually received by the Trustee.

     SECTION 107.  NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 108.  CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     SECTION 109.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 110.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

     SECTION 111.  SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Securities or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 112.  BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Securities or Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 113.  GOVERNING LAW.

          THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

     SECTION 114.  WAIVER OF JURY TRIAL.

          EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

     SECTION 115.  FORCE MAJEURE.

          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     SECTION 116.  LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

     SECTION 117.  INDEPENDENCE OF COVENANTS.

          All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     SECTION 118.  SCHEDULES AND EXHIBITS.

          All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     SECTION 119.  COUNTERPARTS.

          This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

     SECTION 120. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS.

          No director, officer, employee, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases the Company and each Guarantor from all such liability. The waiver and release are part of the consideration for issuance of the Securities.

                                   ARTICLE TWO

                                 SECURITY FORMS

     SECTION 201.  FORMS GENERALLY.

          The Securities, the Guarantees and the Trustee's certificate of authentication thereon shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities and Guarantees, as evidenced by their execution of the Securities and Guarantees. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Securities offered and sold in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided; PROVIDED, HOWEVER, that upon such deposit through and including the 40th day after the later of the commencement of the offering of such Securities and the original issue date of such Securities (such period through and including such 40th day, the "Restricted Period"), all such Securities shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream unless exchanged for interests in the Rule 144A Global Securities in accordance with the transfer and certification requirements described below. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Exchange Securities exchanged for Initial Securities shall be issued initially in the form of one or more Unrestricted Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Exchange Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          With respect to any Additional Securities issued subsequent to the date of this Indenture, (1) all references in Section 202 herein and elsewhere in this Indenture to a Registration Rights Agreement shall be to the registration rights agreement entered into with respect to such Additional Securities, (2) any references in Section 202 and elsewhere in this Indenture to the Exchange Offer, Exchange Offer Registration Statement, Shelf Registration Statement, Initial Purchasers, Registration Default, and any other term related thereto shall be to such terms as they are defined in such registration rights agreement entered into with respect to such Additional Securities, (3) all time periods described in the Securities with respect to the registration of such Additional Securities shall be as provided in such registration rights agreement entered into with respect to such Additional Securities and (4) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Securities and to allow such Additional Securities to become fungible and interchangeable with the Initial Securities originally issued under this Indenture.

     SECTION 202.  FORM OF FACE OF SECURITY.

          (a) The form of the face of any Initial Securities authenticated and delivered hereunder shall be substantially as follows:

          Unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, and except to the extent otherwise provided in Section 307(b) hereof, then such Initial Security shall bear the legend set forth below (the "Private Placement Legend") on the face thereof:

          THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW.

          BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
          (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE

          DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION," AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          [LEGEND IF SECURITY IS A GLOBAL SECURITY]

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THIS INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          [LEGEND IF SECURITY IS A REGULATION S GLOBAL SECURITY]

          THIS SECURITY IS A REGULATION S GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. INTERESTS IN THIS REGULATION S GLOBAL SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S.

          PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THIS INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S GLOBAL SECURITY MAY BE MADE FOR AN INTEREST IN A RULE 144A GLOBAL SECURITY UNTIL AFTER THE TERMINATION OF THE RESTRICTED PERIOD OR AS OTHERWISE PERMITTED BY LAW AND CONTEMPLATED BY THIS INDENTURE.

                         THE JEAN COUTU GROUP (PJC) INC.

                                   ----------

                           7 5/8% SENIOR NOTE DUE 2012

                                                        CUSIP NO. ______________

No. __________   $__________


          The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ____________ United States dollars on August 1, 2012, at the office or agency of the Company referred to below, and to pay interest thereon from July 30, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 1 and August 1 in each year, commencing February 1, 2005 at the rate of 7 5/8% per annum, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Holder of this Initial Security is entitled to the benefits of a Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers, pursuant to which, subject to the terms and conditions thereof, the Company and the Guarantors are obligated to consummate the Exchange Offer pursuant to which the Holder of this Security (and the related Guarantees) shall have the right to exchange this Security (and the related Guarantees) for 7 5/8% Senior Notes due 2012, and related guarantees (herein called the "Exchange Securities") in like principal amount as provided therein. In addition, the Company and the Guarantors have agreed to register the Securities for resale under the Securities Act through a Shelf Registration Statement under certain circumstances. The Initial Securities and the Exchange Securities are together (including related Guarantees) referred to as the "Securities." The Initial Securities rank PARI PASSU in right of payment with the Exchange Securities. The interest rate on the Initial Securities may increase pursuant to the terms set forth in the Registration Rights Agreement.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Initial Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by the Indenture not inconsistent with the requirements of such exchange, all as more fully provided in the Indenture.

          Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for that purpose (which initially will be the Corporate Trust Office of the Trustee), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Security is entitled to the benefits of the Guarantees by the Guarantors of the punctual payment when due and performance of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of the Guarantors.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

                                         THE JEAN COUTU GROUP (PJC) INC.


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the 7 5/8% Senior Notes due 2012 referred to in the within-mentioned Indenture.

                                         THE BANK OF NEW YORK, as Trustee


                                         By:
                                             ----------------------------------
                                             Authorized Signatory

Dated:

OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Security purchased by the Company pursuant to
Section 1012 or Section 1014, as applicable, of the Indenture, check the Box:
/ /.

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or Section 1014, as applicable, of the Indenture, state the amount (in original principal amount):

                               $ ____________.


Date:                                        Your Signature:
      --------------------                                   -------------------

(Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:
                     ----------------------------------

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

                            [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

-----------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)


-------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing


-------------------------------------------------------------------------
attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

          In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or two years after the issuance of the relevant Securities, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with this Security that:

                                   [Check One]

/ / (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.
                                       or
/ /  (b)  this Security is being transferred other than in accordance with
          (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of, and elsewhere in, the Indenture shall have been satisfied.

Date:
      --------------------

                            -----------------------------------------------
                            NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
                    ---------------------------

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      --------------------

                              --------------------------------------------------
                              NOTICE:  To be executed by an authorized signatory

          The form of the face of any Exchange Securities authenticated and delivered hereunder shall be substantially as follows:

          [LEGEND IF SECURITY IS A GLOBAL SECURITY]

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
          DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         THE JEAN COUTU GROUP (PJC) INC.

                                   ----------

                           7 5/8% SENIOR NOTE DUE 2012

                                                        CUSIP NO. ______________

No. __________   $_____________________


          The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ____________ United States dollars on August 1, 2012, at the office or agency of the Company referred to below, and to pay interest thereon from July 30, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 1 and August 1 in each year, commencing February 1, 2005 at the rate of 7 5/8% per annum, in United States dollars, until the principal hereof is paid or duly provided for; PROVIDED that to the extent interest has not been paid or duly provided for with respect to the Initial Security exchanged for this Exchange Security, interest on this Exchange Security shall accrue from the most recent Interest Payment Date to which interest on the Initial Security which was exchanged for this Exchange Security has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          This Exchange Security was issued pursuant to the Exchange Offer pursuant to which the 7 5/8% Senior Notes due 2012, and related Guarantees (herein called the "Initial Securities") in like principal amount were exchanged for the Exchange Securities and related Guarantees. The Exchange Securities rank PARI PASSU in right of payment with the Initial Securities.

          For any period in which the Initial Security exchanged for this Exchange Security was outstanding, additional interest may be due and owing on the Initial Security in accordance with the terms of the Registration Rights Agreement.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Exchange Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by the Indenture not inconsistent with the requirements of such exchange, all as more fully provided in the Indenture.

          Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be the Corporate Trust Office of the Trustee), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Security is entitled to the benefits of the Guarantees by the Guarantors of the punctual payment when due and performance of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of the Guarantors.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

                                              THE JEAN COUTU GROUP (PJC) INC.


                                              By:
                                                  ---------------------------
                                                  Name:
                                                  Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the 7 5/8% Senior Notes due 2012 referred to in the within-mentioned Indenture.

                                              THE BANK OF NEW YORK, as Trustee


                                              By:
                                                  ------------------------------
                                                  Authorized Signatory

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Security purchased by the Company pursuant to
Section 1012 or Section 1014, as applicable, of the Indenture, check the Box: [
].

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or Section 1014 as applicable, of the Indenture, state the amount (in original principal amount):

                                 $____________.


Date:                            Your Signature:
      --------------------                       ----------------------------
(Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:
                     -------------------------------

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

                         FORM OF TRANSFEREE CERTIFICATE


I OR WE ASSIGN AND TRANSFER THIS SECURITY TO:


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


____________________________________________________________________________

____________________________________________________________________________

Print or type name, address and zip code of assignee and irrevocably appoint_____________________________________________________________________


[Agent], to transfer this Security on the books of the Company. The Agent may substitute another to act for him.


Dated                                          Signed
      -------------------------                       ------------------------

(Sign exactly as name appears on the other side of this Security)


[Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15]

     SECTION 203.  FORM OF REVERSE OF SECURITIES.

          (a) The form of the reverse of the Initial Securities shall be substantially as follows:

                         THE JEAN COUTU GROUP (PJC) INC.

                           7 5/8% Senior Note due 2012

          This Security is one of a duly authorized issue of Securities of the Company designated as its 7 5/8% Senior Notes due 2012 (herein called the "Initial Securities"), issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of July 30, 2004, among the Company, the Guarantors and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Company may, from time to time, without notice to or the consent of the Holders of the Securities, create and issue Additional Securities under the Indenture ranking equally with the Initial Securities in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such Additional Securities or except for the first payment of interest following the issue date of such Additional Securities), subject to the limitations described in Section 1008 of the Indenture. Such Additional Securities will be consolidated and form a single series with the Initial Securities and have the same terms as to status, redemption or otherwise as the Initial Securities.

          The Securities are subject to redemption at any time on or after August 1, 2008, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 1 of the years indicated below:

                                                   Redemption
                Year                                  Price
                ----                               ----------
                2008                                103.813%
                2009                                101.906%
                2010 and thereafter                 100.000%

of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment
Date).

          In addition, at any time prior to August 1, 2007, the Company, at its option, may use the net proceeds of one or more Equity Offerings to redeem on one or more occasions up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a Redemption Price equal to 107.625% of the aggregate principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date). At least 65% of the initial aggregate principal amount of Securities must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.

          The Company will also have the right to redeem the Securities upon certain tax events as described in Section 1102.

          If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable. Securities redeemed in part must be redeemed only in integral multiples of $1,000. Redemption pursuant to the provisions of Section 1103(b) relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

          Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

          Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to make an offer to repay the Securities and Pari Passu Indebtedness.

          In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case, upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the

Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting, with certain exceptions (including certain waivers which require the consent of all of the Holders) as therein provided, the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is joint and several, full, absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          Certificated securities may not be transferred to beneficial holders in exchange for their beneficial interests in the Rule 144A Global Securities, the Regulation S Global Securities or the IAI Global Securities unless (i) the Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security. Upon any such issuance, the Trustee is required to register such certificated Initial Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such certificated Initial Securities would be required to include the Private Placement Legend unless the Legend is not required by applicable law.

          Initial Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Initial Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

          At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of an Initial Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Initial Security who such Holder informs the Company is reasonably believed to be a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act in order to permit compliance by such Holder with Rule 144A under the Securities Act.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

          All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          (b) The form of the reverse of the Exchange Securities shall be substantially as follows:

                         THE JEAN COUTU GROUP (PJC) INC.

                           7 5/8% Senior Note due 2012

          This Security is one of a duly authorized issue of Securities of the Company designated as its 7 5/8% Senior Notes due 2012 (herein called the "Exchange Securities"), issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of July 30, 2004, among the Company, the Guarantors and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Company may, from time to time, without notice to or the consent of the Holders of the Securities, create and issue Additional Securities under the Indenture ranking equally with the Initial Securities in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such Additional Securities or except for the first payment of interest following the issue date of such Additional Securities), subject to the limitations described in Section 1008 of the Indenture. Such Additional Securities will be consolidated and form a single series with the Initial Securities and have the same terms as to status, redemption or otherwise as the Initial Securities.

          The Securities are subject to redemption at any time on or after August 1, 2008, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 1 of the years indicated below:

                                                   Redemption
                Year                                  Price
                ----                               ----------
                2008                                103.813%
                2009                                101.906%
                2010 and thereafter                 100.000%

of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment
Date).

          In addition, at any time prior to August 1, 2007, the Company, at its option, may use the net proceeds of one or more Equity Offerings to redeem on one or more occasions up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under this Indenture at a Redemption Price equal to 107.625% of the aggregate principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date). At least 65% of the initial aggregate principal amount of Securities must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.

          The Company will also have the right to redeem the Securities upon certain tax events as described in Section 1102.

          If less than all the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Securities are listed, or if the Securities are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable. Securities redeemed in part must be redeemed only in integral multiples of $1,000. Redemption pursuant to the provisions of Section 1103(b) relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

          Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

          Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to make an offer to repay the Securities and Pari Passu Indebtedness.

          In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting, with certain exceptions (including certain waivers which require the consent of all of the Holders) as therein provided, the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is joint and several, full, absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          Certificated securities may not be transferred to beneficial holders in exchange for their beneficial interests in the Exchange Securities unless (i) the Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security. Upon any such issuance, the Trustee is required to register such certificated Exchange Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

          Exchange Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Exchange Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     SECTION 204.  FORM OF GUARANTEE.

          The form of Guarantee shall be set forth on the Securities (including both Initial Securities and Exchange Securities) substantially as follows:

                                    GUARANTEE

          For value received, each of the undersigned hereby absolutely, fully and unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the holder of this Security the payment of principal of, premium, if any, and interest on this Security upon which these Guarantees are endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the

Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. These Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

                               [NAME OF GUARANTOR]


                               By:
                                   ---------------------------------------
                                     Name:
                                     Title:


                                  ARTICLE THREE

                                 THE SECURITIES

     SECTION 301.  TITLE AND TERMS.

          The initial aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $350,000,000 in principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1012, 1014 or 1110.
Notwithstanding the foregoing, the Company may, from time to time, without notice to or the consent of the Holders of Securities, create and issue an unlimited amount of Additional Securities under this Indenture ranking equally with the Initial Securities in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such Additional Securities or except for the first payment of interest following the issue date of such Additional Securities), subject to the limitations described in Section 1008 hereof. Such Additional Securities will be consolidated and form a single series with the Initial Securities and have the same terms as to status, redemption or otherwise as the Initial Securities.

          The Securities shall be known and designated as the "7 5/8% Senior Notes due 2012" of the Company. The Stated Maturity of the Securities shall be August 1, 2012, and the Securities shall each bear interest at the rate of 7 5/8% per annum, as such interest rate may be adjusted as set forth in the Securities, from July 30, 2004, or from the most recent Interest Payment Date to which interest has been paid, payable semiannually on February 1 and August 1 in each year, commencing February 1, 2005, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

          The principal of, premium, if any, and interest on, the Securities shall be payable and the Securities shall be exchangeable and transferable at an office or agency of the Company in The City of New York maintained for such purposes (which initially will be the Corporate Trust Office of the Trustee); PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to addresses of the Persons entitled thereto as shown on the Security Register.

          For all purposes hereunder, the Initial Securities and the Exchange Securities will be treated as one class and are together referred to as the "Securities." The Initial Securities rank PARI PASSU in right of payment with the Exchange Securities.

          The Securities shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 1012.

          Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change of Control pursuant to
Section 1014.

          The Securities shall be redeemable as provided in Article Eleven and in the Securities.

          At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

     SECTION 302.  DENOMINATIONS.

          The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents. The signatures of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee (with Guarantees endorsed thereon if required pursuant to the provisions of this Indenture) for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company or any Guarantor, pursuant to Article Eight, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon the request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and the Guarantors.

     SECTION 304.  TEMPORARY SECURITIES.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          The Company shall cause the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Company hereby appoints Trustee to initially be the "Security Registrar" for the purpose of registering Securities and transfers of Securities

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as herein provided. The Company may change the Security Registrar or appoint one or more co-Security Registrars with notice to the Trustee.

          Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

          Furthermore, any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.

          At the option of the Holder, Securities of any authorized denomination or denominations may be exchanged for other Securities of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, Securities of the same series which the Holder making the exchange is entitled to receive; PROVIDED that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and the Exchange Offer shall have expired; and PROVIDED, FURTHER, HOWEVER that the Initial Securities exchanged for the Exchange Securities shall be canceled.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, except for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 303, 304, 305, 308, 906, 1012, 1014 or 1110 not
involving any transfer.

          The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

          Every Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Security pursuant to Section 202, and the restrictions set

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forth in this Section 305, and the Holder of each Security, by such Holder's acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

          Except as provided in Section 306(b) hereof, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 305,
Section 304, 308, 906 or 1110 or otherwise, shall also be a Global Security and bear the legend specified in Section 202.

     SECTION 306.  BOOK ENTRY PROVISIONS FOR GLOBAL SECURITIES.

          (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear legends as set forth in
Section 202.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 90 days, (ii) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security.

          (c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a

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

corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Section 306(c) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

          (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

          (e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

     SECTION 307.  SPECIAL TRANSFER AND EXCHANGE PROVISIONS.

          (a) CERTAIN TRANSFERS AND EXCHANGES. Transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 307 shall be made only in accordance with this Section 307 and subject in each case to the Applicable Procedures.

                   (i) RULE 144A GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY. If the owner of a beneficial interest in the Rule 144A Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this paragraph and paragraph (viii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Rule 144A Global Security in an equal principal amount be debited from another specified Agent Member's account and (b) a Regulation S Certificate in the form of Exhibit A hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to paragraph (viii) below, shall reduce the principal amount of the Rule 144A Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 306(c).

                   (ii) RULE 144A GLOBAL SECURITY TO IAI GLOBAL SECURITY. If the owner of a beneficial interest in the Rule 144A Global Security wishes at any time to transfer such interest

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

     to a Person who wishes to acquire the same in the form of a beneficial interest in the IAI Global Security, such transfer may be effected only in accordance with the provisions of this paragraph and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the IAI Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Rule 144A Global Security in an equal principal amount be debited from another specified Agent Member's account and (b) an Institutional Accredited Investor Certificate in the form of Exhibit C hereto, satisfactory to the Trustee, then the Trustee, as Security Registrar, shall reduce the principal amount of the Rule 144A Global Security and increase the principal amount of the IAI Global Security by such specified principal amount as provided in Section 306(c).

                   (iii) REGULATION S GLOBAL SECURITY TO RULE 144A GLOBAL SECURITY. If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected only in accordance with this paragraph and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member's account and (b) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Rule 144A Global Security by such specified principal amount as provided in Section 306(c).

                   (iv) REGULATION S GLOBAL SECURITY TO IAI GLOBAL SECURITY. If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the IAI Global Security, such transfer may be effected only in accordance with this paragraph and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the IAI Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member's account and (b) if such transfer is to occur during the Restricted Period, an Institutional Accredited Investor Certificate in the form of Exhibit C hereto, satisfactory to the Trustee, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the IAI Global Security by such specified principal amount as provided in
     Section 306(c).

                   (v) IAI GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY. If the owner of a beneficial interest in the IAI Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this paragraph and paragraph (viii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized

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     representative directing that a beneficial interest in the IAI Global
     Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the IAI Global Security in an equal principal amount be debited from another specified Agent Member's account and (b) a Regulation S Certificate in the form of Exhibit A hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the IAI Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to paragraph (viii) below, shall reduce the principal amount of the IAI Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 306(c).

                   (vi) IAI GLOBAL SECURITY TO RULE 144A GLOBAL SECURITY. If the owner of a beneficial interest in the IAI Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected only in accordance with this paragraph and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the IAI Global Security in an equal principal amount be debited from another specified Agent Member's account and (b) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the IAI Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the IAI Global Security and increase the principal amount of the Rule 144A Global Security by such specified principal amount as provided in Section 306(c).

                   (vii) EXCHANGES BETWEEN GLOBAL SECURITY AND NON-GLOBAL SECURITY. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 307(b); PROVIDED that, if such interest is a beneficial interest in the Rule 144A Global Security, or if such interest is a beneficial interest in the IAI Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall bear the Private Placement Legend (subject in each case to Section 307(b)).

                   (viii) REGULATION S GLOBAL SECURITY TO BE HELD THROUGH EUROCLEAR OR CLEARSTREAM DURING RESTRICTED PERIOD. The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; PROVIDED that this paragraph (viii) shall not prohibit any transfer or exchange of such an interest in accordance with paragraph (ii) above.

          (b) PRIVATE PLACEMENT LEGENDS. Rule 144A Global Securities and their Successor Securities, IAI Global Securities and their Successor Securities and Regulation S Global Securities and their Successor Securities shall bear a Private Placement Legend, subject to the following:

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                   (i)    subject to the following clauses of this Section
     307(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Private Placement Legend borne by such Global Security while represented thereby;

                   (ii) subject to the following clauses of this Section 307(b) herein, a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Private Placement Legend borne by such other Security;

                   (iii) all Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities, shall not bear a Private Placement Legend;

                   (iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate substantially in the form of Exhibit D hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

                   (v) a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

                   (vi)   notwithstanding the foregoing provisions of this
     Section 307(b), a Successor Security of a Security that does not bear a particular form of Private Placement Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Private Placement Legend in exchange for such Successor Security as provided in this Article Three.

          By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

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          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section
307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

     SECTION 308.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

          If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, any Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a BONA FIDE or protected purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding and each Guarantor shall execute a replacement Guarantee.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

          Upon the issuance of any replacement Securities under this Section 308, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every replacement Security and Guarantee issued pursuant to this
Section 308 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 308 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 309.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security (or any

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Predecessor Securities) is registered at the close of business on the Regular
Record Date for such interest payment.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on an Interest Payment Date, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or any relevant Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (the "Special Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection (a) provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 20 days and not less than 15 days prior to the date of the Special Payment Date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 309, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     SECTION 310.  CUSIP NUMBERS.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, however, that any such notice shall

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state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; and PROVIDED FURTHER, HOWEVER, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

     SECTION 311.  PERSONS DEEMED OWNERS.

          Prior to and at the time of due presentment of a Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

     SECTION 312.  CANCELLATION.

          All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 312, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee, unless by a Company Order received by the Trustee prior to such disposal, the Company shall direct that the canceled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company.

     SECTION 313.  COMPUTATION OF INTEREST.

          Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 401.  COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 402 or Section 403 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

     SECTION 402.  DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 401 of the option applicable to this Section 402, the Company, each Guarantor and any other obligor upon the Securities, if any, shall be deemed

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to have been discharged from its obligations with respect to the Defeased
Securities on the date the conditions set forth in Section 404 below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company, each Guarantor and any other obligor under this Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 405 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Securities, when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Sections 304, 305, 308, 1002 and 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 607, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities.

     SECTION 403.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 401 of the option applicable to this Section 403, the Company and each Guarantor shall be released from its obligations under any covenant or provision contained or referred to in Sections 1005 through 1021, inclusive, and the provisions of Section 801(a), with respect to the Defeased Securities, on and after the date the conditions set forth in
Section 404 below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3), and Defaults or Events of Default under Section 501(4), (5) and (6) shall cease to apply, but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

     SECTION 404.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to application of either Section 402 or Section 403 to the Defeased Securities:

                   (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a U.S. or Canadian nationally recognized firm of independent public accountants or a U.S. or Canadian nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on, the Outstanding Securities on the Stated Maturity of such principal or interest (or on any date after August 1, 2008 (such date being referred to as the "Defeasance Redemption Date"),

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     if at or prior to electing either its option applicable to Section 402 or its option applicable to Section 403, the Company has delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Securities on the Defeasance Redemption Date);

                   (2) in the case of an election under Section 402, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders and the beneficial owners of the Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                   (3) in the case of an election under Section 403, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders and the beneficial owners of the Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                   (4) in the case of both defeasance and covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in Canada stating that the Company has received from, or there has been published by, the Canada Revenue Agency an advance ruling, in either case to the effect that, and based thereon such opinion shall confirm that, (A) the Holders and the beneficial owners of the Outstanding Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal, provincial or territorial income tax or other tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that beneficial owners of the Securities include beneficial owners who are not resident in Canada) and (B) that payments on the Securities will not be subject to any deduction or withholding for taxes imposed, assessed or levied by Canada or any taxing authority in or of Canada as a result of such deposit and defeasance;

                   (5) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (7) or (8) of Section 501 is concerned, at any time during the period ending on the 91st day after the date of deposit;

                   (6) such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest as defined in this Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

                   (7) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or

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     instrument to which the Company, any Guarantor or any Restricted Subsidiary
     is a party or by which it is bound;

                   (8) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

                   (9) the Company will have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that (assuming no Holder of the Securities would be considered an insider of the Company or any Guarantor under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Company or any Guarantor between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                   (10) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

                   (11) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

                   (12) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to either the defeasance under Section 402 or the covenant defeasance under Section 403, as the case may be, have been complied with.

          Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section 404 shall be in form and substance reasonably satisfactory to the Trustee and may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely as to factual matters on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.

     SECTION 405. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 404 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due

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thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Securities.

          Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance under this Article Four.

     SECTION 406.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities and any Guarantor's obligations under any Guarantee shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 402 or 403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be; PROVIDED, HOWEVER, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

     SECTION 501.  EVENTS OF DEFAULT.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                   (1) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;

                   (2) there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

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                   (3)    (a) there shall be a default in the performance,
     or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b), (c), (d) or (e) of this clause (3)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; (b) there shall be a default in the performance or breach of the provisions described in Article Eight; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of
     Section 1012 herein; (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of
     Section 1014 herein or (e) the Company shall have failed to make or consummate an offer to purchase the Securities if the closing of the Acquisition is not completed within 10 days of the closing of the sale of the Securities;

                   (4) (a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $40.0 million when the same shall become due and payable in full and such default shall have continued after giving effect to any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (4) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

                   (5) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

                   (6) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $40.0 million, either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                   (7) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any of its Significant Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable federal or state or provincial law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or of any substantial part of their

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     respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

                   (8)    (a)   the Company or any Significant Subsidiary
                   commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

                          (b) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

                          (c) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state or provincial law,

                          (d) the Company or any Significant Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of their respective properties or (2) makes an assignment for the benefit of creditors, or

                          (e) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (8).

     SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default (other than as specified in clauses (7) and (8) of Section 501 with respect to the Company or any Significant Subsidiary) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. In the event of a declaration of acceleration of the Securities because an Event of Default described in clause (4) under Section 501 has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the event of default triggering such Event of Default pursuant to clause (4) of Section 501 shall be remedied or cured by the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto (and any acceleration of such Indebtedness was rescinded) and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. If an Event of Default specified in clause (7) or (8) of
Section 501 occurs with respect to the Company or any Significant Subsidiary and is continuing, then all the Securities shall IPSO FACTO become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or

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any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Securities then Outstanding, (3) the principal of, and premium, if any, on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

     (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

     (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities, which have become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

     SECTION 503.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
TRUSTEE.

          The Company and each Guarantor covenant that if

          (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof or otherwise,

the Company and such Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor (in accordance with the applicable Guarantee) or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Securities, wherever situated.

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          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to
Section 512. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

     SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

          All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses,

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disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     SECTION 506.  APPLICATION OF MONEY COLLECTED.

          Any money or property collected by the Trustee pursuant to this Article Five or otherwise on behalf of the Holders or the Trustee pursuant to this Article Five or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article Five shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section
607;

          SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

          THIRD: The balance, if any, to the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

     SECTION 507.  LIMITATION ON SUITS.

          No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee a reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any

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Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

     SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision in this Indenture, including
Section 507 without limitation, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section
309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Guarantor, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 512.  CONTROL BY HOLDERS.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 507) or any Guarantee, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and

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          (b)      subject to the provisions of Section 315 of the Trust
Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 513.  WAIVER OF PAST DEFAULTS.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any past Default hereunder and its consequences, except:

          (a) an uncured Default in the payment of the principal of, premium, if any, or interest on any Security (which may only be waived with the consent of each Holder of Securities effected); or

          (b) a Default in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security affected by such modification or amendment.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 514.  UNDERTAKING FOR COSTS.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 514 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

     SECTION 515.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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     SECTION 516.  REMEDIES SUBJECT TO APPLICABLE LAW.

          All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                                   ARTICLE SIX

                                   THE TRUSTEE

     SECTION 601.  DUTIES OF TRUSTEE.

          Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

          (a) if a Default actually known to a Responsible Officer of the Trustee or an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (b) except during the continuance of a Default actually known to a Responsible Officer of the Trustee or an Event of Default actually known to a Responsible Officer of the Trustee:

                   (1) the Trustee undertakes to perform only those duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                   (2) in the absence of bad faith or willful misconduct its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

          (c) the Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                   (1) this subsection (c) does not limit the effect of subsection (b) of this Section 601;

                   (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

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                   (3)    the Trustee shall not be liable with respect to any
     action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

          (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

          (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 601; and

          (f) the Trustee shall not be liable for interest on any money or assets received by it. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     SECTION 602.  NOTICE OF DEFAULTS.

          Within 30 days after a Responsible Officer of the Trustee receives written notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     SECTION 603.  CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of Section 601 hereof and Trust Indenture Act Sections 315(a) through 315(d):

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) the Trustee may consult with counsel of its selection and the advice of such counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

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          (d)      the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the gross negligence, bad faith or willful misconduct of the Trustee;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the cost of the Company and the Trustee shall incur no liability by reason of such investigation;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

          (k) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

          (l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, Security Registrar, agent, custodian and other Person employed to act hereunder;

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          (m)      the Trustee may request that the Company deliver an Officers'
Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

          (n) before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Independent Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on the Officer's Certificate or Opinion of Independent Counsel.

     SECTION 604. TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITIONS OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

     SECTION 605.  TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS; ETC.

          The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

     SECTION 606.  MONEY HELD IN TRUST.

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.

     SECTION 607.  COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR
CLAIM.

          (a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement

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or advance as may arise from its gross negligence, bad faith or willful misconduct. The Company and the Guarantors jointly and severally also covenant and agree to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment, governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs of enforcement of this Section 607 and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including the reasonable fees and expenses of its counsel). The provisions of this Section 607 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

          (b) The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

          (c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     SECTION 608.  CONFLICTING INTERESTS.

          The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION 609.  TRUSTEE ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a) and which shall have a combined capital and surplus of at least $250,000,000, to the extent there is an institution eligible and willing to serve. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, the Trustee shall resign promptly in the manner and with the effect hereinafter specified in this Article Six.

     SECTION 610.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

          (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor trustee under Section 611.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company no later than 20 Business Days prior to the proposed date of resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the

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Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a BONA FIDE Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

          (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)      If at any time:

                   (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a BONA FIDE Holder of a Security for at least six months,

                   (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a BONA FIDE Holder of a Security for at least six months, or

                   (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a BONA FIDE Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 611. If, within 30 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a BONA FIDE Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor trustee.

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          (f)      The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

     SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 607 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

          No successor trustee with respect to the Securities shall accept appointment as provided in this Section 611 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609.

          Upon acceptance of appointment by any successor trustee as provided in this Section 611, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section
610. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

     SECTION 612.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, PROVIDED that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such

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Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 613.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

     SECTION 614.  CO-TRUSTEE

          It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee meeting the requirements of the Indenture. The following provisions of this Section 613 are adopted to these ends.

          In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

          Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company at the expense of the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen
(15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

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                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

          The Company will furnish or cause to be furnished to the Trustee:

          (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

PROVIDED, HOWEVER, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

     SECTION 702.  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Guarantors, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Guarantors, the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

     SECTION 703.  REPORTS BY TRUSTEE.

          (a) Within 60 days after July 15 of each year commencing with the first July 15 after the issuance of Securities, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such July 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

          (b)      A copy of each report transmitted to Holders pursuant to this
Section 703 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Securities are listed and also with the Commission. The Company will notify the Trustee promptly if the Securities are listed on any stock exchange.

     SECTION 704.  REPORTS BY COMPANY AND GUARANTORS.

          The Company, and each Guarantor, as the case may be, shall:

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          (a)      file with the Trustee any information required by the Trust
Indenture Act; and

          (b) within 15 days after the filing thereof with the Trustee, transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company or any Guarantor, as the case may be, pursuant to Section 1019 hereunder and subsection (a) of this Section as are required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE EIGHT

                      CONSOLIDATION, MERGER, SALE OF ASSETS

     SECTION 801. COMPANY AND GUARANTORS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

          (a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or a Guarantor), unless at the time and after giving effect thereto:

                   (1) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation or limited liability company (with a corporate co-obligor) duly organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and the Registration Rights Agreement, as the case may be, and the Securities and this Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity's obligations);

                   (2) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

                   (3) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to

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     the transaction being included in such PRO FORMA calculation), (a) the
     Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (a) of Section 1008 hereof; or (b) the Company's Consolidated Fixed Charge Coverage Ratio on such a PRO FORMA basis would be greater than the Company's Fixed Charge Coverage Ratio without giving such PRO FORMA effect to the transaction;

                   (4) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Securities;

                   (5) at the time of the transaction, if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1011 hereof are complied with; and

                   (6) at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

          (b) Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Company or any Guarantor or for the sole purpose of reincorporating in another jurisdiction) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, that would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

                   (1) either (a) the Guarantor will be the continuing corporation in the case of a consolidation or merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Guarantor Entity") will be a corporation, limited liability company, limited liability partnership, partnership or trust duly organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Securities and this Indenture and the Registration Rights Agreement and such Guarantee, Indenture and Registration Rights Agreement will remain in full force and effect;

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                   (2)    immediately before and immediately after giving effect
     to such transaction on a PRO FORMA basis, no Default or Event of Default will have occurred and be continuing; and

                   (3) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; PROVIDED, HOWEVER, that this paragraph shall not apply to any Guarantor whose Guarantee of the Securities is unconditionally released and discharged in accordance with paragraph (b) of Section 1013 hereof.

     SECTION 802.  SUCCESSOR SUBSTITUTED.

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 801 in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, would be discharged from all obligations and covenants under this Indenture and the Securities or its Guarantee, as the case may be, and the Registration Rights Agreement.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

     SECTION 901. SUPPLEMENTAL INDENTURES AND AGREEMENTS WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company, the Guarantors, if any, and any other obligor under the Securities when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to this Indenture, the Securities or any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities and in any Guarantee in accordance with Article Eight;

          (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Securities, as applicable, herein, in the Securities or in any Guarantee;

          (c) (a) to cure any ambiguity, or to correct or supplement any provision herein, the Securities or any Guarantee which may be defective or inconsistent with any other provision herein, in the Securities or any Guarantee or (b) make any other changes herein with respect to matters or questions arising under this Indenture, the Securities or the Guarantees; PROVIDED that, in the case of

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clause (b), such provisions shall not adversely affect the interest of the
Holders in any material respect, as evidenced by an Opinion of Counsel;

          (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

          (e) to add a Guarantor pursuant to the requirements of Section 1013 hereof or otherwise or release a Guarantee in accordance with this Indenture;

          (f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

          (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's and any Guarantor's Indenture Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

          (h) to make any change in order to conform this Indenture to the description of the Securities contained in "Description of Notes - Senior Notes" in the Offering Memorandum; or

          (i) to make any change to comply with Section 3(l) of the purchase agreement related to the sale of the Securities.

     SECTION 902.  SUPPLEMENTAL INDENTURES AND AGREEMENTS WITH CONSENT OF
HOLDERS.

          Except as permitted by Section 901, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities), by Act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by or pursuant to Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee) or (ii) waive compliance with any provision in this Indenture, the Securities or any Guarantee (other than waivers of past Defaults which are covered by Section 513 and waivers of covenants which are covered by Section 1007); PROVIDED, HOWEVER, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any Redemption Date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

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          (b)      reduce the percentage in principal amount of such Outstanding
Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

          (c) modify any of the provisions of this Section 902 or Section 513 or 1007, except to increase the percentage of such Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Security affected thereby; or

          (d) except as otherwise permitted under Article Eight of this Indenture, consent to the assignment or transfer by the Company or any Guarantor of its rights and obligations under this Indenture.

          Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, subject to Section 903, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

          It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES AND AGREEMENTS.

          In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Restricted Subsidiary. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

     SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

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     SECTION 906.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

     SECTION 907.  NOTICE OF SUPPLEMENTAL INDENTURES.

          Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 908.  REVOCATION AND EFFECTS OF CONSENTS.

          Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if a notation of the consent is not made on any Security. However, any such Holder, or subsequent Holder, may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                   ARTICLE TEN

                                    COVENANTS

     SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

          The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

     SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain in The City of New York an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and

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the Company hereby appoints the Trustee such agent as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

          The Company hereby appoints the Trustee to act as initial Paying Agent for the Securities.

     SECTION 1003. MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

          If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

          If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities;

          (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to

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be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

     SECTION 1004. CORPORATE EXISTENCE.

          Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and PROVIDED, FURTHER, HOWEVER, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

     SECTION 1005. PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries shown to be due on any return of the Company or any of its Restricted Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Restricted Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries, except for any Lien permitted to be incurred under Section 1011, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

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     SECTION 1006. MAINTENANCE OF PROPERTIES.

          (a) The Company shall cause all material properties owned by the Company and its Restricted Subsidiaries or used or held for use in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be appropriate and necessary so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 1006 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is in the ordinary course of business or, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Restricted Subsidiaries and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and PROVIDED, FURTHER, HOWEVER, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.

          (b) The Company shall at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Restricted Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

     SECTION 1007. WAIVER OF CERTAIN COVENANTS.

          The Company and the Guarantors may omit in any particular instance to comply with any covenant or condition set forth in Sections 1006 through 1013 (other than this Section 1007) and 1015 through 1021, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

     SECTION 1008. LIMITATION ON INDEBTEDNESS.

          (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.0:1.

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          (b)      Notwithstanding the foregoing, the Company and, to the extent specifically set forth below in this paragraph (b), the Restricted Subsidiaries may incur each and all of the following (collectively, the "Permitted Indebtedness"):

                   (1) Indebtedness of the Company and its Restricted Subsidiaries (or guarantees by Restricted Subsidiaries of such Indebtedness) under or in respect of a Credit Facility (including any term loans made pursuant thereto or under any revolving credit facility or in respect of letters of credit thereunder) not to exceed the greater of (a) an aggregate principal amount at any one time outstanding of $1,700.0 million, minus the aggregate amount of all Net Cash Proceeds of any Asset Sale (other than a Sale and Leaseback Transaction) applied by the Company or a Restricted Subsidiary to prepay permanently or repay permanently Indebtedness under the Credit Agreement pursuant to the covenant described under Section 1012 or (b) the sum of (i) 60% of the aggregate book value of the inventory of the Company and its Restricted Subsidiaries, (ii) 80% of the aggregate book value of the accounts receivable of the Company and its Restricted Subsidiaries and (iii) $450.0 million, in each case determined on a Consolidated basis as of the most recently ended fiscal quarter of the Company for which financial statements of the Company are available;

                   (2) Indebtedness of the Company or any Restricted Subsidiary pursuant to (a) the Securities (excluding any Additional Securities) and any Guarantee of the Securities, (b) any Exchange Securities issued in exchange for the Securities pursuant to the Registration Rights Agreement (c) any Senior Subordinated Securities (excluding any Additional Senior Subordinated Securities) and any Senior Subordinated Securities Guarantee of the Senior Subordinated Securities and
     (d) any Senior Subordinated Securities issued in exchange for the Senior Subordinated Securities pursuant to the Registration Rights Agreement;

                   (3) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of this Indenture and not otherwise referred to in this definition of "Permitted Indebtedness";

                   (4) Indebtedness of the Company owing to a Restricted Subsidiary; PROVIDED that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Securities; PROVIDED, FURTHER, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to or for the benefit of the lenders under a Credit Facility) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause
     (4);

                   (5) Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; PROVIDED, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to or for the benefit of the lenders under a Credit Facility) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (5), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (5);

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                   (6)    guarantees of any Restricted Subsidiary of
     Indebtedness of the Company or any of its Restricted Subsidiaries which is permitted to be incurred under this Indenture, PROVIDED that such guarantees are made in accordance with the provisions of Section 1013;

                   (7) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business for financial management and not for speculative purposes

                          (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, or

                          (b) under any Currency Hedging Agreements or Commodity Price Protection Agreements;

                   (8) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to Sale and Leaseback Transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (8) not to exceed 4.0% of Consolidated Net Tangible Assets outstanding at any time; PROVIDED that the principal amount of any Indebtedness permitted under this clause (8) does not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

                   (9) Indebtedness of the Company or any of its Restricted Subsidiaries in connection with surety, performance, appeal or similar bonds, bankers' acceptances, completion guarantees or similar instruments pursuant to self-insurance and workers' compensation obligations; PROVIDED that, in each case contemplated by this clause (9), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; PROVIDED, FURTHER, that such Indebtedness is not in connection with the borrowing of money or the obtaining of advances or credit;

                   (10) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within 10 Business Days of incurrence;

                   (11) Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease the Securities as described under Article Four;

                   (12) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs, non-compete, consulting, deferred compensation or other similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital

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     Stock of a Restricted Subsidiary; PROVIDED that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually paid or received by the Company and any Restricted Subsidiary, including the Fair Market Value of non-cash proceeds;

                   (13) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness incurred pursuant to paragraph (a) of this Section 1008 and clauses (2) and (3) of this paragraph (b) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing plus the lesser of (a) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Securities at least to the same extent as the Indebtedness being refinanced and (2) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

                   (14) Indebtedness of the Company and its Restricted Subsidiaries representing obligations under any employment arrangements to make payments with respect to the cancellation or repurchase of Capital Stock of the Company or its Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million outstanding at any one time;

                   (15) Indebtedness consisting of take or pay obligations contained in supply agreements entered into in the ordinary course of business;

                   (16) Indebtedness of the Company consisting of inventory, furniture, fixtures and equipment buyback arrangements entered into in the ordinary course of business with the Company's Canadian drugstore franchisees;

                   (17) any guarantees by the Company of Indebtedness of the Company's Canadian drugstore franchisees in an aggregate principal amount not to exceed $30.0 million at any one time; and

                   (18) Indebtedness of the Company and its Restricted Subsidiaries in addition to that described in clauses (1) through (17) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $150.0 million outstanding at any one time in the aggregate.

          (c) For purposes of determining compliance with this Section 1008, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by

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this Section 1008, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types; PROVIDED that Indebtedness under the Credit Agreement which is in existence following the Issue Date, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, in an amount not in excess of the amount permitted to be incurred pursuant to clause (1) of paragraph (b) of this Section 1008, shall be deemed to have been incurred pursuant to clause (1) of paragraph (b) of this Section 1008 rather than paragraph (a) of this Section 1008. For clarity purposes, the Company may incur Indebtedness under a Credit Facility in amounts after the Issue Date in excess of the amounts outstanding on the Issue Date (or amounts committed thereunder) under any other paragraph of this Section 1008.

          (d) Indebtedness permitted by this Section 1008 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 1008 permitting such Indebtedness.

          (e) Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 1008; PROVIDED, in each such case, that the amount thereof as accrued is included in Consolidated Fixed Charge Coverage Ratio of the Company.

          (f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a different currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred. Notwithstanding any other provision of this Section 1008, (a) the maximum amount that the Company or a Restricted Subsidiary of the Company may incur pursuant to this Section 1008 shall not be deemed to be exceeded, with respect to outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies and (b) the Company or a Restricted Subsidiary may refinance any Indebtedness originally incurred in a currency other than U.S. dollars even if the U.S. dollar-equivalent principal amount of such Indebtedness on the date of refinancing would exceed the maximum amount that the Company or a Restricted Subsidiary could incur under the relevant basket of Permitted Indebtedness.

          (g) If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

          (h) The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

          (i) Notwithstanding any other provision of this covenant, neither the Company nor any Guarantor shall incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company or any Guarantor unless such Indebtedness is expressly subordinated in right of payment to the Securities and/or the Guarantee of any such Subsidiary Guarantor to the same or greater extent that such Indebtedness is subordinated to such other Indebtedness. For purposes of this Indenture, no

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Indebtedness shall be deemed to be subordinated in right of payment to any other
Indebtedness solely by virtue of being unsecured or secured by a junior priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more such holders priority over the other holders in the collateral held by them.

     SECTION 1009. LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

                   (1) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

                   (2) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company, including any Subsidiary of the Company (other than Capital Stock of any Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

                   (3) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, except a purchase, repurchase, redemption, defeasance or retirement within one year of final maturity thereof;

                   (4) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary);or

                   (5) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (1) through (5) of paragraph
(a) of this Section 1009, other than any such action that is a Permitted Payment (as defined below in this Section 1009), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), unless

                   (1) immediately after giving effect to such proposed Restricted Payment on a PRO FORMA basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries;

                   (2) immediately before and immediately after giving effect to such Restricted Payment on a PRO FORMA basis, the Company could incur $1.00 of additional

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     Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (a)
     of Section 1008; and

                   (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture and all Designation Amounts does not exceed the sum of:

                          (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on June 1, 2004 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

                          (B) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) of this Section 1009) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

                          (C) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

                          (D) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the date of this Indenture, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

                          (E) (a) in the case of the disposition, repayment or return of capital of any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the date of this Indenture, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the amount of the disposition or repayment or return of capital with

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                   respect to such Investment and the initial amount of such
                   Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and

                                (b)  in the case of the designation of an
                   Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company's interest in such Subsidiary, provided that such amount shall not in any case exceed the amount of the Restricted Payments deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary and any Investments in such Unrestricted Subsidiary after the date of such initial designation; and

                          (F) at any time after the extinguishment or termination of any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; PROVIDED that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

          (b) Notwithstanding the foregoing, and in the case of clauses (2) through (9) and (11) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (7), (10) and (11) of paragraph (b) of this Section 1009 being referred to as a "Permitted Payment"):

                   (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by Section 1009(a) and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by Section 1009(a);

                   (2) the purchase, repurchase, redemption or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash, subject to notice and redemption periods (other than to a Subsidiary), of, other shares of Qualified Capital Stock of the Company; PROVIDED that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 1009;

                   (3) the purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash, subject to notice and redemption periods (other than to any Subsidiary of the Company), of any Qualified Capital Stock of the Company; PROVIDED that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause
     (3)(B) of paragraph (a) of this Section 1009;

                   (4) the purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through

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     the substantially concurrent issuance of new Subordinated Indebtedness of the Company, subject to notice and redemption periods; PROVIDED that any such new Subordinated Indebtedness

                          (a) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced, plus the amount of expenses of the Company incurred in connection with such refinancing;

                          (b) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities;

                          (c) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and

                          (d) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced;

                   (5) the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options;

                   (6) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

                   (7) the repurchase, redemption, or other acquisition or retirement for value of Redeemable Capital Stock of the Company made by exchange for, or out of the proceeds of the sale of within 30 days of Redeemable Capital Stock; PROVIDED that any such new Redeemable Capital Stock is issued in accordance with Section 1008(a) and has an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced;

                   (8) payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the provisions of Article Eight;

                   (9) regular quarterly dividend payments to holders of any shares of the Company's Capital Stock in the ordinary course of business or purchases of the Company's Capital Stock, in an amount not to exceed $35.0 million in the aggregate in any fiscal year;

                   (10) any repayments or redemptions of intercompany Subordinated Indebtedness; and

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                   (11)   Restricted Payments, in addition to that described in
     clauses (1) through (10) above, not to exceed $50.0 million in the aggregate since the Issue Date.

     SECTION 1010. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and

                   (1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party,

                   (2) with respect to any transaction or series of related transactions involving aggregate value in excess of $10.0 million,

                          (a) the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above, and

                          (b)   such transaction or series of related
                   transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or

                   (3) with respect to any transaction or series of related transactions involving an aggregate value in excess of $50.0 million, the Company delivers to the Trustee a written opinion of an investment banking firm of national standing in the United States or Canada or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

PROVIDED, HOWEVER, that this provision shall not apply to: (i) employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, and customary indemnification arrangements with officers or directors of the Company, in each case entered into in the ordinary course of business, (ii) any Restricted Payments made in compliance with Section 1009 above, (iii) transactions effected as part of a Permitted Securitization Transaction, (iv) any fees paid or expenses reimbursed to directors in the ordinary course in their capacity as such, (v) any sale or issuance of Qualified Capital Stock to Affiliates of the Company and (vi) transactions entered into in the ordinary course of business with Affiliates of the Company who are Canadian drugstore franchisees, whether currently owned or after-acquired, in their capacities as such, for purposes of (a) purchase and sale of inventory for the related franchises, or (b) entering into the inventory buyback or guarantee arrangements described under clauses (16) and (17) of the definition of "Permitted Indebtedness".

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     SECTION 1011. LIMITATION ON LIENS.

          The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien (other than Permitted Liens) of any kind upon any property or assets (including any intercompany notes) securing obligations or liabilities of the Company or any Restricted Subsidiary owed on the date of this Indenture or acquired after the date of this Indenture, or assign or convey any right to receive any income or profits therefrom, unless the Securities (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for any Permitted Liens.

          Notwithstanding the foregoing, any Lien securing the Securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release of any Lien described above on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations secured by such Lien), at at the time of release of such Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary that owns the property or assets subject to such Lien.

     SECTION 1012. LIMITATION ON SALE OF ASSETS.

          (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale other than Asset Swaps is received in cash and (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a Board Resolution).

          For purposes of Section (a)(1) of this Section 1012, the following will be deemed to be cash: (A) the amount of any Senior Indebtedness of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale and contingent liabilities), (B) the amount of any notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 30 days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash in an amount equal to the Net Cash Proceeds realized upon such conversion, sale or exchange and (C) the amount of any Designated Non-cash Consideration received by the Company or any Restricted Subsidiaries in such Asset Sale.

          With respect to an Asset Swap constituting an Asset Sale, the Company or any Restricted Subsidiary shall be required to receive in cash an amount equal to 75% of the proceeds of the Asset Sale which do not consist of like-kind assets acquired with the Asset Swap.

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          (b)      All or a portion of the Net Cash Proceeds of any Asset Sale may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness under the Credit Agreement):

                   (i) to prepay permanently or repay permanently any Indebtedness under the Credit Agreement (or similar bank type or asset-based Indebtedness) or Indebtedness of Restricted Subsidiaries that are not Guarantors then outstanding as required by the terms thereof or any Indebtedness secured by the assets which were sold (PROVIDED, HOWEVER, that in the case of any such Indebtedness repaid under a revolving credit facility, such amounts may be reborrowed), or

                   (ii) if the Company determines not to apply such Net Cash Proceeds to the permanent repayment or permanent prepayment of such Indebtedness, or if no such Indebtedness is then outstanding, within 365 days of the Asset Sale, to invest the Net Cash Proceeds in properties (including, without limitation, capital expenditures with respect to improving existing assets) and other assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries (including pursuant to capital expenditures).

          The amount of such Net Cash Proceeds not used or invested in accordance with the preceding clauses (i) and (ii) within 365 days of the Asset Sale constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $30.0 million or more, the Company will make offers to purchase the Securities (in the amount described in clause (i) below) and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Sale and will apply the Excess Proceeds to the repayment of the Securities and such Pari Passu Indebtedness of the respective holders thereof accepting the offers, as follows:

                   (i) the Company will make an offer to purchase (an "Offer") from all Holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined below) of all Securities tendered) and

                   (ii) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness (or accreted value in the case of Indebtedness issued with original issue discount), the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Security Amount; PROVIDED that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount (or accreted value) of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

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The offer price for the Securities will be payable in cash in an amount equal to
100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds to make an offer to repurchase the Senior Subordinated Notes or other Subordinated Indebtedness required by the terms thereof, and any repurchase of such Indebtedness shall not be deemed a Restricted Payment notwithstanding anything else herein, or for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of (i) the Securities surrendered by Holders thereof to the Trustee and (ii) Pari Passu Indebtedness surrendered by Holders thereof to the Company exceeds the amount of Excess Proceeds (as determined by the Company and set forth on an Officers' Certificate delivered to the Trustee), the Trustee shall select the Securities to be purchased on a pro rata basis. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

          (d) If the Company becomes obligated to make an Offer pursuant to paragraph (c) above, the Securities and the Pari Passu Indebtedness of the respective holders thereof accepting such Offer shall be purchased by the Company in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

          (e) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

          (f) Subject to paragraph (e) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $15 million, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating or including:

                   (1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Securities at the Offered Price;

                   (2)    the Offer Date;

                   (3) the instructions a Holder must follow in order to have his Securities purchased in accordance with paragraph (c) of this Section 1012;

                   (4)    the Offered Price;

                   (5) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

                   (6) that Securities must be surrendered prior to the Offer Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

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                   (7)    that any Securities not tendered will continue to
     accrue interest and that unless the Company defaults in the payment of the Offered Price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Offer Date;

                   (8)    the procedures for withdrawing a tender; and

                   (9) that the Offered Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Offer will be paid promptly following the Offer Date.

          (g) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice prior to the Offer Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1012 if the Company receives, not later than one Business Day prior to the Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

          (h) The Company shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York time) on the Offer Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Offer Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offered Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. For purposes of this Section 1012, the Company shall choose a Paying Agent which shall not be the Company.

          Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; PROVIDED, HOWEVER, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

          (i) Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Security to the

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relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Person in whose name the Securities (or any Predecessor Securities) is registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309; PROVIDED, FURTHER, that Securities to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (h) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Offer Date.

     SECTION 1013. LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS.

          (a) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary or become directly liable under any Indebtedness pursuant to clause (1) of the definition of "Permitted Indebtedness" unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Securities on the same terms as the guarantee of such Indebtedness except that

                   (1) such guarantee need not be secured unless required pursuant to Section 1011; and

                   (2) if such Indebtedness is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities.

          (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon

                   (1) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary, which transaction is in compliance with the terms of this Indenture and such

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     Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries; and

                   (2) with respect to any Guarantees created after the date of this Indenture, the release by the holders of the Indebtedness of the Company described in clause (a) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

                   (3)    the defeasance of the Securities as provided under
     Section 402 or Section 403 or satisfaction and discharge of the Securities as provided under Article Twelve; or

                   (4) the dissolution or liquidation of a Guarantor that is permitted under this Indenture.

     SECTION 1014. PURCHASE OF SECURITIES UPON A CHANGE OF CONTROL.

          (a) If a Change of Control occurs, the Company shall be obligated to make an offer (the "Change of Control Offer") to purchase all of the Securities. In the Change of Control Offer, the Company will offer to purchase all of the Securities, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment
Date).

          (b) Within 30 days of any Change of Control or, at the Company's option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice (a "Change of Control Purchase Notice") of the Change of Control to each Holder of Securities, by first-class mail, postage prepaid, at such Holder's address appearing in the Security Register. The Change of Control Purchase Notice must state, among other things:

                   (1) that a Change of Control has occurred or will occur, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;

                   (2) that the Change of Control Offer is being made pursuant to this Section 1014 and that all Securities properly tendered pursuant to the Change of Control Offer and not withdrawn will be accepted for payment at the Change of Control Purchase Price and be paid promptly following the Change of Control Purchase Date;

                   (3) the Change of Control Purchase Date, which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date such Change of Control Purchase Notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; PROVIDED that the Change of Control Purchase Date may not occur prior to the Change of Control;

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                   (4)    the Change of Control Purchase Price;

                   (5) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

                   (6) that Securities must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

                   (7) that any Security not tendered will continue to accrue interest;

                   (8) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

                   (9) other procedures that a holder of Securities must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

          (c) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any Security tendered for purchase in accordance with the provisions of this Section 1014 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

          (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which have been so accepted for payment and
(iii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deliver to the Paying Agent an

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Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1014, the Company shall choose a Paying Agent which shall not be the Company.

          (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

                   (1)    the name of the Holder;

                   (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

                   (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

                   (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

                   (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

          (f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; PROVIDED, HOWEVER, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

          (g) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

          (h) Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all the Securities validly tendered and not withdrawn under such Change of Control Offer.

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     SECTION 1015. LIMITATION ON SUBSIDIARY PREFERRED STOCK.

          (a) The Company will not permit any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock, except for (1) Preferred Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary, and (2) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; PROVIDED that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C). This paragraph (a) shall not apply upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of this Indenture.

          (b) The Company will not permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Preferred Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of this Indenture.

     SECTION 1016. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

                   (1) pay dividends or make any other distribution on its Capital Stock;

                   (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

                   (3) make any Investment in the Company or any other Restricted Subsidiary; or

                   (4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

          (b) However, paragraph (a) of this Section 1016 will not prohibit any

                   (1) encumbrance or restriction pursuant to (x) an agreement (other than the Credit Agreement and the related documentation) in effect on the date of this Indenture, (y) the Credit Agreement and related documentation in effect on the date of this Indenture and (z) the Senior Subordinated Securities and the Senior Subordinated Securities Indenture, and any amendments, modifications, or supplements to the documents described in (x), (y) or (z) that are not, on the whole, materially less favorable to the Holders of the Securities than those in effect on the date of this Indenture;

                   (2) encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, PROVIDED that such encumbrances and restrictions are not applicable to the Company or any

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     Restricted Subsidiary or the properties or assets of the Company or any
     Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

                   (3) encumbrance or restriction pursuant to any agreement governing any Indebtedness permitted by paragraph (b)(8) of Section 1008 as to the assets financed with the proceeds of such Indebtedness;

                   (4) encumbrance or restriction contained in any Acquired Indebtedness or other agreement of any entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of this Indenture;

                   (5) encumbrance or restriction existing under applicable law or any requirement of any governmental or regulatory body;

                   (6) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 1011 that limit the right of the debtor to dispose of the assets subject to such Liens;

                   (7) customary non-assignment provisions in leases, permits, licenses or contracts;

                   (8) customary restrictions contained in (A) asset sale agreements permitted to be incurred under Section 1012 that limit the transfer of such assets or otherwise impose limitations pending the closing of such sale and (B) any other agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                   (9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                   (10) any agreement or instrument placing contractual restrictions applicable only to a Securitization Entity effected in connection with, or Liens on receivables or related assets which are the subject of, a Permitted Securitization Transaction;

                   (11) customary restrictions imposed by the terms of joint venture agreements; PROVIDED, HOWEVER, such restrictive terms do not apply to any Restricted Subsidiaries other than the applicable joint venture; PROVIDED FURTHER, HOWEVER, that such restrictions do not materially impact the ability of the Company to make payments on the Securities when due as required by the terms of this Indenture; and PROVIDED FURTHER, HOWEVER, that the Consolidated Net Tangible Assets of all such joint ventures on the date of entering into any such joint venture or making additional Investments in such joint venture shall not exceed 3.0% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries outstanding on the date of entering into, or additional Investments in, such joint venture; and

                   (12) under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through

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     (11), or in this clause (12), PROVIDED that the terms and conditions of any such encumbrances or restrictions are not more restrictive in any material respect taken as a whole than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

     SECTION 1017. LIMITATION ON UNRESTRICTED SUBSIDIARIES.

          The Company may designate after the Issue Date any Subsidiary (other than a Guarantor) as an Unrestricted Subsidiary under this Indenture (a "Designation") only if:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (b) the Company would not be prohibited from making an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of Section 1009 hereof in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's Board of Directors;

          (c) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with paragraph
(a) of Section 1008 hereof at the time of such Designation (assuming the effectiveness of such Designation);

          (d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary; and

          (e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, PROVIDED that an Unrestricted Subsidiary may provide a Guarantee for the Securities.

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 1009 hereof for all purposes of this Indenture in the Designation Amount.

          The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time

          (a) provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries) or

          (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

          For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such

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Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted
Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

          The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

          (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving PRO FORMA effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008.

          All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee and an Officers' Certificate certifying compliance with the foregoing provisions.

     SECTION 1018. SALE AND LEASEBACK TRANSACTIONS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction (not including any Sale and Leaseback Transaction in the form of an operating lease); PROVIDED, that the Company or one of its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if:

                   (1)    the Company or such Restricted Subsidiary could have
     (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Leaseback Transaction under Section 1008 of this Indenture and (b) incurred a Lien to secure such Indebtedness under Section 1011 of this Indenture;

                   (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction; and

                   (3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 1012 of this Indenture.

     SECTION 1019. PROVISION OF FINANCIAL STATEMENTS.

          So long as the Securities are Outstanding, whether or not the Company has a class of securities registered under the Exchange Act, the Company and the Guarantors shall furnish without cost to each Holder of Securities and file with the Trustee and the Commission within the time periods specified in the Commission's rules and regulations: (i) annual reports on Form 20-F or 40-F (or any

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successor form) containing the information required to be contained therein (or required in such successor form), including audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP consistently applied (reconciled to United States generally accepted accounting principles); (ii) reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 10-Q (or required in such successor form), including unaudited quarterly Consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP consistently applied (reconciled to United States generally accepted accounting principles); and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or required in any successor form); PROVIDED, HOWEVER, that the Company and the Guarantors will not be obligated to file such reports with the Commission prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          In addition, so long as any of the Securities remain Outstanding, the Company will make available to any prospective purchaser of the Securities or beneficial owner of the Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Securities for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such Securities pursuant to an effective registration statement under the Securities Act.

     SECTION 1020. STATEMENT BY OFFICERS AS TO DEFAULT.

          (a) The Company and the Guarantors will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, and 60 days after the end of each fiscal quarter ending after the date hereof, a written statement signed by two executive officers of the Company and the Guarantors, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company and the Guarantors, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year or such quarter and of the Company's and each Guarantor's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company and each Guarantor have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company and the Guarantors with respect thereto.

          (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company and the Guarantors shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by an originally executed copy of an Officers' Certificate specifying

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such Default, Event of Default, notice or other action, the status thereof and what actions the Company and the Guarantors are taking or propose to take with respect thereto, within five Business Days after the occurrence of such Default or Event of Default.

     SECTION 1021. FALL AWAY EVENT.

          In the event of the occurrence of a Fall Away Event (and notwithstanding the failure of the Company subsequently to maintain Investment Grade Status), (1) the covenants and provisions described under Section 1008,
Section 1009, Section 1010, Section 1011, Section 1012, Section 1015, Section 1016 and Section 1018 shall each no longer be in effect for the remaining term of the Securities, (2) the Company will no longer be subject to the financial test set forth in clause (3) under paragraph (a) of Section 801 or to clause (b) in the first paragraph or clause (c) in the first and fifth paragraphs under
Section 1017 and (3) the covenants described under clause (a) and clause (b) below will be applicable. The covenants described under clause (a) and clause
(b) below shall replace Sections 1011 and Section 1018 and will only be applicable in the event of the occurrence of a Fall Away Event.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, incur any Lien to secure Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities on an equal and ratable basis (or, in the case of a Lien securing subordinated Indebtedness, on a prior and senior basis, with the same relative priority as the Securities, shall have with respect to such subordinated Indebtedness) for so long as such Indebtedness is so secured.

          The foregoing restrictions will not apply to:

                   (i) any Lien existing on (or securing Indebtedness committed to but not outstanding on) the date of the Fall Away Event (which Lien in either case was not created in connection with, or in contemplation of, such Fall Away Event);

                   (ii) any Lien in favor of only the Company or a Restricted Subsidiary;

                   (iii)  any Lien arising by reason of

                          (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                          (2) taxes, assessments or government charges not yet delinquent or which are being contested in good faith;

                          (3) security for payment of workers' compensation or other insurance;

                          (4) good faith deposits in connection with tenders or leases or other contracts (other than contracts for the payment of money);

                          (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph

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     lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary of the value of such property for the purpose of such business;

                          (6)   deposits to secure public or statutory
     obligations, or in lieu of surety or appeal bonds; or

                          (7) operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

                   (iv) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary;

                   (v) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's Liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary;

                   (vi) any Lien securing Indebtedness permitted to be incurred under Interest Rate Agreements or otherwise incurred to hedge interest rate risk;

                   (vii) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property within 90 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto;

                   (viii) Liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction;

                   (ix) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights), which do not materially interfere with the ordinary course of conduct of the business of the Company or any Restricted Subsidiary;

                   (x) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

                   (xi) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (x) so long as no additional collateral is granted as security thereby; and

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                   (xii)  Liens (not including Liens permitted by clauses (i)
     through (xi) above) securing Indebtedness in the aggregate principal amount outstanding at any one time not to exceed 10% of Consolidated Net Tangible Assets.

          (b) The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction (not including any Sale and Leaseback Transaction in the form of an operating lease); PROVIDED, that the Company or one of its Subsidiaries may enter into a Sale and Leaseback Transaction if:

                   (i) the Company or such Subsidiary could have incurred a Lien to secure the Indebtedness relating to such Sale and Leaseback Transaction pursuant to Section 1011; and

                   (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of such sale and leaseback transaction.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

     SECTION 1101. ADDITIONAL AMOUNTS.

          All payments made by or on behalf of the Company or any Guarantor under or with respect to the Securities or any Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or other governmental charges of whatever nature (including any penalties, interest and other liabilities related thereto) imposed, assessed or levied by or on behalf of any Taxing Authority (collectively, "Taxes"), unless the Company or any Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or any Guarantor is so required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the Securities or any Guarantee, the Company or such Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount (including Additional Amounts) received by each Holder and beneficial owner of the Securities after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) will not be less than the amount such Holder or beneficial owner would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a Holder or beneficial owner of Securities or to a third party on behalf of a Holder or beneficial owner of the Securities if and to the extent any of the following exceptions apply (if and to any such extent, an "Excluded Holder"):

          (a) in the case of Canadian withholding Taxes, such Taxes were so imposed, assessed or levied by reason of the Company's not dealing at arm's-length (within the meaning of the Income Tax Act (Canada)) with such Holder or beneficial owner at the time of making such payment,

          (b) such Taxes were so imposed, assessed or levied on such payment to such Holder or beneficial owner by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by reason of such Holder's or beneficial owner's activity in connection with purchasing the Securities, mere ownership or disposition of the Securities, receipt of payments under the Securities or enforcement or exercise of its rights under the Securities, the Guarantees or this Indenture,

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          (c)      such payment could have been made without such deduction or withholding of such Taxes if the relevant Security had been presented for payment (where presentation is required) within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Security been presented on the last day of such 30-day period),

          (d) the Holder or beneficial owner is a fiduciary, a partnership or not the sole beneficial owner of a Security, if and to the extent that any beneficiary or settler with respect to such fiduciary, any partner in such partnership or a beneficial owner of such Security (as the case may be) would not have been entitled to receive Additional Amounts with respect to the payment in question if such beneficiary, settler, partner or beneficial owner had been the sole beneficial owner of such Security (but only if there is no material cost or expense associated with transferring such Security to such beneficiary, settler, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, settler, partner or beneficial owner),

          (e) such Holder or beneficial owner failed to duly and timely comply with a written request of the Company addressed or otherwise provided to the Holder (and made at a time which would enable the Holder and/or beneficial owner acting reasonably to duly and timely comply with that request) to provide information, documents or other evidence concerning such Holder's or beneficial owner's nationality, residence, entitlement to treaty benefits, identity or connection with the relevant Taxing Authority or any political subdivision or authority thereof, but only (x) if and to the extent that such Holder and/or beneficial owner was legally able to comply with such request and (y) if and to the extent due and timely compliance with such request is required by the law, regulation, administrative practice or any treaty obligation of the relevant Taxing Authority or any political subdivision or authority thereof as a precondition to reduction or elimination of any Taxes as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner of Securities but for this clause (e), or

          (f)      any combination of the foregoing clauses of this proviso.

          The Company or such Guarantor will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable law. The Company or such Guarantor will furnish to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or such Guarantor.

          The Company and each Guarantor will indemnify and hold harmless each Holder and beneficial owner of Securities (other than an Excluded Holder with respect to any Taxes) and, upon written request, promptly reimburse each such Holder or beneficial owner for the amount of: (1) any Taxes paid by such Holder or beneficial owner as a result of payments made under or with respect to the Securities or any Guarantee or any Documentary Taxes paid by such Holder or beneficial owner and (2) any Taxes paid by such Holder or beneficial owner with respect to any reimbursement payment under the foregoing clause (1), so that the net amount received by such Holder or beneficial owner after such reimbursement payment will not be less than the net amount such Holder or beneficial owner would have received if the Taxes or the Documentary Taxes described in the foregoing clauses (1) and (2) had not been imposed, assessed or levied, but excluding any such Taxes on such Holder's or beneficial owner's net income generally.

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          At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of Securities on the payment date.

          Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, Change in Control Purchase Price, interest or any other amount payable under or with respect to any Security or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts or reimbursement payments to the extent that, in such context, Additional Amounts or reimbursement payments are, were or would be payable in respect thereof.

          The Company will pay any present or future stamp, issue, registration, court, documentary or other similar Taxes (including Additional Amounts with respect thereto) imposed, assessed or levied by any Taxing Jurisdiction in respect of or in connection with the execution, issuance, redemption, retirement, delivery or registration of, or enforcement of rights under, this Indenture, the Securities, the Guarantees or any related document (collectively, "Documentary Taxes").

          The obligation to pay Additional Amounts, any reimbursement payments and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of this Indenture.

     SECTION 1102. TAX REDEMPTION

          The Securities will be subject to redemption as a whole, but not in part, at the option of the Company at any time, on not less than 30 nor more than 60 days' prior written notice to the Holders of Securities (which notice shall be irrevocable), at 100% of the principal amount, together with any accrued and unpaid interest thereon to the Redemption Date, and all Additional Amounts, if any, then due or becoming due on the Redemption Date, in the event the Company or any Guarantor is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts or reimbursement payments (other than in respect of Documentary Taxes) as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction or any change in, or amendment to, any official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Indenture; PROVIDED:

          (a) the Company or the applicable Guarantor has determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or such Guarantor; and

          (b) in the case of such Additional Amounts payable by a Guarantor with respect to Taxes imposed, assessed or levied by or on behalf of a Taxing Authority other than Canada or the United States of America or any political subdivision or authority of either of the foregoing, such Guarantor has been making payments to the Holders of the Securities pursuant to its Guarantee prior to

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the earlier of the time such change or amendment is announced or such change or amendment becomes effective.

          Notwithstanding the foregoing:

          (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or the applicable Guarantor would, but for such redemption, be obligated to pay such Additional Amounts or reimbursement payments or later than 365 days after the date on which the Company or the applicable Guarantor first becomes liable (or if later, the earlier of the date on which it first becomes aware of its liability or the date on which it reasonably should have become aware of its liability) to pay such Additional Amounts or reimbursement payments as a result of any change or amendment described above, and

          (b) at the time such notice is given, the Company's or the applicable Guarantor's obligation to pay such Additional Amounts or reimbursement payments remains in effect.

          Prior to the mailing of any notice of redemption of the Securities pursuant to the foregoing, the Company will deliver to the Trustee (i) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and (ii) an Opinion of Independent Counsel in the relevant Taxing Jurisdiction of recognized national standing to the effect that the Company or the applicable Guarantor is, has become or would become obligated to pay such Additional Amounts or reimbursement payments as a result of such change or amendment as described above. The Trustee shall accept such Officers' Certificate and Opinion of Independent Counsel as sufficient evidence of the satisfaction of the conditions precedent above, which Officers' Certificate and Opinion of Independent Counsel shall then be binding on the Holders and beneficial owners of the Securities.

     SECTION 1103. RIGHTS OF REDEMPTION.

          (a) The Securities are subject to redemption at any time on or after August 1, 2008, at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Prices specified in the form of Security, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates).

          (b) In addition, at any time prior to August 1, 2007, the Company, at its option, may use the net proceeds of one or more Equity Offerings to redeem on one or more occasions up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under this Indenture at a Redemption Price equal to 107.625% of the aggregate principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date). At least 65% of the initial aggregate principal amount of Securities must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.

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     SECTION 1104. APPLICABILITY OF ARTICLE.

          Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

     SECTION 1105. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Company Order and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

     SECTION 1106. SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

          If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 30 days prior to the Redemption Date. The Trustee shall select the Securities or portions thereof to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Securities are listed, or if the Securities are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable. Securities redeemed in part must be redeemed only in integral multiples of $1,000. Redemption pursuant to the provisions of Section 1103(b) relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

          The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     SECTION 1107. NOTICE OF REDEMPTION.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.
          All notices of redemption shall state:

          (a)      the Redemption Date;

          (b)      the Redemption Price;

          (c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

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          (d)      in the case of a Security to be redeemed in part, the
principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

          (g) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002 where such Securities are to be surrendered for payment of the Redemption Price;

          (h)      the CUSIP number, if any, relating to such Securities; and

          (i) the procedures that a Holder must follow to surrender the Securities to be redeemed.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with an Officers' Certificate stating that such notice has been given in compliance with the requirements of this Section 1107.

          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     SECTION 1108. DEPOSIT OF REDEMPTION PRICE.

          On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Securities so redeemed payment in an amount equal to the Redemption Price of the Securities purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. For purposes of this Section 1110, the Company shall choose a Paying Agent which shall not be the Company.

     SECTION 1109. SECURITIES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and

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from and after such date (unless the Company shall default in the payment of the
Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 309.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

     SECTION 1110. SECURITIES REDEEMED OR PURCHASED IN PART.

          Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

                                 ARTICLE TWELVE

                           SATISFACTION AND DISCHARGE

     SECTION 1201. SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all Outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)      either

                   (1) all such Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 308 or (ii) all Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                   (2) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under

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     arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

          (b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or Redemption Date;

          (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (d) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and any Guarantor; and

          (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound.

          Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 607 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 1201, the obligations of the Trustee under
Section 1202 and the last paragraph of Section 1003 shall survive.

     SECTION 1202. APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 1003, all United States dollars deposited with the Trustee pursuant to Section 1201 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

                                ARTICLE THIRTEEN

                                   GUARANTEES

     SECTION 1301. GUARANTORS' GUARANTEE.

          For value received, each of the Guarantors, in accordance with this Article Thirteen, hereby absolutely, fully, unconditionally and irrevocably guarantees, jointly and severally with each other and with each other Person which may become a Guarantor hereunder, to the Trustee and the Holders, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

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     SECTION 1302. CONTINUING GUARANTEE; NO RIGHT OF SET-OFF; INDEPENDENT
OBLIGATION.

          (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article Eight. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

          (b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

          (c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders of the Securities.

          (d) Each Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 106 hereof.

          (e) Except as provided herein, the provisions of this Article Thirteen cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

          (f) This Guarantee is a guarantee of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Company or upon any event or condition whatsoever.

          (g) The obligations of the Guarantors set forth herein constitute the full recourse obligations of the Guarantors enforceable against them to the full extent of all their assets and properties.

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     SECTION 1303. GUARANTEE ABSOLUTE.

          The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

          (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

          (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;

          (c) the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

          (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

          (e) the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

          (f) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

          (g) any other dealings with the Company, any Guarantor or any other Person, or with any security;

          (h) the Trustee's or the Holders' acceptance of compositions from the Company or any Guarantor;

          (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any Indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;

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          (j)      the release or discharge of the Company or any Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

          (k) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

          (l) subject to Section 1314, the sale of the Company's or any Guarantor's business or any part thereof;

          (m) subject to Section 1314, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

          (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

          (o) subject to Section 1314, any arrangement or plan of reorganization affecting the Company or any Guarantor;

          (p) any failure, omission or delay on the part of the Company to conform or comply with any term of this Indenture;

          (q) any limitation on the liability or obligations of the Company or any other Person under this Indenture, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Indenture;

          (r) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

          (s) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

     SECTION 1304. RIGHT TO DEMAND FULL PERFORMANCE.

          In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any

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balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof. Each Guarantor, promptly after demand, will reimburse the Trustee and the Holders for all costs and expenses of collecting such amount under, or enforcing this Guarantee, including, without limitation, the reasonable fees and expenses of counsel.

     SECTION 1305. WAIVERS.

          (a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations, whether by statute, rule of law or otherwise. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Securities by the Holders or in this Indenture, (ii) any release of any Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against such Guarantor.

          (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                   (i) enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person under this Indenture or otherwise;

                   (ii) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders;

                   (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity; or

                   (iv) mitigate the damages resulting from any Default under this Indenture;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

     SECTION 1306. THE GUARANTORS REMAIN OBLIGATED IN EVENT THE COMPANY IS NO LONGER OBLIGATED TO DISCHARGE INDENTURE OBLIGATIONS.

          It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations

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owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Thirteen shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as Section 402 shall apply to the Securities and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

     SECTION 1307. FRAUDULENT CONVEYANCE; CONTRIBUTION; SUBROGATION.

          (a) Each Guarantor that is a Subsidiary of the Company and, by its acceptance hereof, each Holder hereby confirm that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

          (b) Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, if any, in a PRO RATA amount based on the net assets of each Guarantor, determined in accordance with GAAP.

          (c) Until the Securities are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Thirteen.

     SECTION 1308. GUARANTEE IS IN ADDITION TO OTHER SECURITY.

          This Guarantee shall be in addition to and not in substitution for any other guarantees or other security, if any, which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

     SECTION 1309. RELEASE OF SECURITY INTERESTS.

          Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is

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rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     SECTION 1310. NO BAR TO FURTHER ACTIONS.

          Except as provided by law, no action or proceeding brought or instituted under this Article Thirteen and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Article Thirteen and this Guarantee by reason of any further default or defaults under this Article Thirteen and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

     SECTION 1311. FAILURE TO EXERCISE RIGHTS SHALL NOT OPERATE AS A WAIVER; NO SUSPENSION OF REMEDIES.

          (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Thirteen and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

          (b) Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders to take any action to accelerate the Maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

     SECTION 1312. TRUSTEE'S DUTIES; NOTICE TO TRUSTEE.

          (a) Any provision in this Article Thirteen or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Holder, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's gross negligence, bad faith or willful misconduct.

          (b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

     SECTION 1313. SUCCESSORS AND ASSIGNS.

          Subject to Section 1314, all terms, agreements and conditions of this Article Thirteen shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Trustee and its successors and assigns; PROVIDED, HOWEVER, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Eight.

     SECTION 1314. RELEASE OF GUARANTEE.

          Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Thirteen. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

          This Guarantee shall terminate with respect to each Guarantor and shall be automatically and unconditionally released and discharged as provided in Section 1013(b) or as otherwise provided in this Indenture.

     SECTION 1315. EXECUTION OF GUARANTEE.

          (a) To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Section 204, to be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Guarantor by its Chairman of the Board, its President, its Chief Executive Officer, Chief Operating Officer or one of its Vice Presidents, which signature shall be attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          (b) Any person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, (ii) in the event that as of the date of such supplemental indenture any registrable Securities are Outstanding, an instrument in form and substance satisfactory to the Trustee which subjects such person to the provisions of the Registration Rights Agreement with respect to such Outstanding registrable Securities, and (iii) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid and binding obligation of such person (subject to such customary assumptions and exceptions as may be acceptable to the Trustee in its reasonable discretion).

          (c) If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security on which this Guarantee is endorsed, such Guarantee shall be valid nevertheless.

                                      * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                  THE JEAN COUTU GROUP (PJC) INC.

                                  By:    /s/ Francois Jean Coutu
                                      -----------------------------------------
                                         Francois Jean Coutu, as President
                                         and Chief Executive Officer


                                  BROOKS PHARMACY, INC.
                                  JCG HOLDINGS (USA), INC.
                                  JEAN COUTU ACQUISITION ONE, INC.
                                  JEAN COUTU ACQUISITION TWO, INC.
                                  JEAN COUTU ACQUISITION THREE, INC.
                                  MAXI DRUG NORTH, INC.
                                  MAXI DRUG, INC.
                                  MAXI GREEN INC.
                                  MC WOONSOCKET, INC.
                                  P.J.C. DISTRIBUTION, INC.
                                  P.J.C. OF VERMONT INC.
                                  P.J.C. REALTY CO., INC.
                                  PJC LEASE HOLDINGS, INC.
                                  PJC OF CRANSTON, INC.
                                  PJC OF EAST PROVIDENCE, INC.
                                  PJC OF MASSACHUSETTS, INC.
                                  PJC OF RHODE ISLAND, INC.
                                  PJC OF WEST WARWICK, INC.
                                  PJC REALTY MA, INC.
                                  PJC SPECIAL REALTY HOLDINGS, INC.
                                  THE JEAN COUTU GROUP (PJC) USA, INC.


                                  By:  /s/ Michel Coutu
                                     ---------------------------------------
                                     Michel Coutu, as President of each

                                PJC ARLINGTON REALTY LLC
                                PJC DORCHESTER REALTY LLC
                                PJC ESSEX REALTY LLC
                                PJC HAVERHILL REALTY LLC
                                PJC HYDE PARK REALTY LLC
                                PJC MANCHESTER REALTY LLC
                                PJC MANSFIELD REALTY LLC
                                PJC NEW LONDON REALTY LLC
                                PJC NORWICH REALTY LLC
                                PJC PETERBOROUGH REALTY LLC
                                PJC PROVIDENCE REALTY LLC
                                PJC REVERE REALTY LLC

                                By: PJC SPECIAL REALTY HOLDINGS, INC., a
                                Delaware corporation, as Sole Member of each


                                  By: /s/ Michel Coutu
                                     ------------------------------------------
                                     Michel Coutu, as President


                                MAXI DRUG SOUTH, L.P.

                                By: MAXI DRUG, INC., a Delaware corporation, its General Partner


                                  By: /s/ Michel Coutu
                                     ------------------------------------------
                                     Michel Coutu, as President


                                PJC REALTY N.E. LLC
                                JEAN COUTU GROUP HOLDINGS (USA), LLC

                                By: THE JEAN COUTU GROUP (PJC) USA, INC., a
                                Delaware corporation, its Sole Member


                                  By: /s/ Michel Coutu
                                     ------------------------------------------
                                     Michel Coutu, as President

                                3090671 NOVA SCOTIA COMPANY
                                3090672 NOVA SCOTIA COMPANY
                                CENTRE D'INFORMATION RX LTEE./
                                  RX INFORMATION CENTRE LTD.
                                PATERSON'S PHARMACIES LIMITED
                                SERVICES SECURIVOL INC.


                                By: /s/ Andre Belzile
                                   --------------------------------------------
                                   Andre Belzile, as Authorized Signatory


                                THE BANK OF NEW YORK, as Trustee

                                By: /s/ Andre Belzile
                                   --------------------------------------------
                                               Authorized Signatory

                                                                       EXHIBIT A

                            REGULATION S CERTIFICATE

    (For transfers pursuant to Section 307(a)(i) and Section 307(a)(v) of the
                                   Indenture)


The Bank of New York
101 Barclay Street - 21 West
New York, NY  10286
Attention:  Global Trust Services

          Re:   7 5/8% Senior Notes due 2012 of The Jean Coutu Group (PJC) Inc.
     (the "Securities")
     --------------------------------------------------------------------------

          Reference is made to the Indenture, dated as of July 30, 2004 (the "Indenture"), among The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec (the "Company"), 3090671 Nova Scotia Company, a company organized under the laws of Nova Scotia, 3090672 Nova Scotia Company, a company organized under the laws of Nova Scotia, Brooks Pharmacy, Inc., a Delaware corporation, JCG Holdings (USA), Inc., a Delaware corporation, Jean Coutu Acquisition One, Inc., a Delaware corporation, Jean Coutu Acquisition Three, Inc., a Delaware corporation, Jean Coutu Acquisition Two, Inc., a Delaware corporation, Jean Coutu Group Holdings (USA), LLC, a Delaware limited liability company, Maxi Drug North, Inc., a Delaware corporation, Maxi Drug South, L.P., a Delaware limited partnership, Maxi Drug, Inc., a Delaware corporation, Maxi Green Inc., a Vermont corporation, MC Woonsocket, Inc., a Rhode Island corporation, P.J.C. Distribution, Inc., a Delaware corporation, P.J.C. of Vermont Inc., a Vermont corporation, P.J.C. Realty Co., Inc., a Delaware corporation, Paterson's Pharmacies Ltd., a limited company organized under the laws of Ontario, PJC Arlington Realty LLC, a Delaware limited liability company, PJC Dorchester Realty LLC, a Delaware limited liability company, PJC Essex Realty LLC, a Delaware limited liability company, PJC Haverhill Realty LLC, a Delaware limited liability company, PJC Hyde Park Realty LLC, a Delaware limited liability company, PJC Lease Holdings, Inc., a Delaware corporation, PJC Manchester Realty LLC, a Delaware limited liability company, PJC Mansfield Realty LLC, a Delaware limited liability company, PJC New London Realty LLC, a Delaware limited liability company, PJC Norwich Realty LLC, a Delaware limited liability company, PJC of Cranston, Inc., a Rhode Island corporation, PJC of East Providence, Inc., a Rhode Island corporation, PJC of Massachusetts, Inc., a Massachusetts corporation, PJC of Rhode Island, Inc., a Rhode Island corporation, PJC of West Warwick, Inc., a Rhode Island corporation, PJC Peterborough Realty LLC, a Delaware limited liability company, PJC Providence Realty LLC, a Delaware limited liability company, PJC Realty MA, Inc., a Massachusetts corporation, PJC Realty N.E. LLC, a Delaware corporation, PJC Revere Realty LLC, a Delaware limited liability company, PJC Special Realty Holdings, Inc., a Delaware corporation, RX Information Centre Ltd., a limited company organized under the laws of Canada, Services Securivol Inc., a corporation organized under the laws of Canada, The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation, Thrift Drug Inc., a Delaware corporation, and Thrift Drug Services, Inc., a Delaware corporation, as guarantors (each a "Guarantor," and collectively, the "Guarantors"), and The Bank of New York, a Delaware banking corporation, as trustee (the "Trustee"). Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S.
Securities Act of 1933 (the "Securities Act") are used herein as so defined.

     This certificate relates to US$____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

          CUSIP No(s). ___________________________

          CERTIFICATE No(s). _____________________

     The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Global Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

               (1) RULE 904 TRANSFERS. If the transfer is being effected in accordance with Rule 904:

               (A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

               (B) the offer of the Specified Securities was not made to a person in the United States;

               (C)   either:

               (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

               (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

               (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

               (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

               (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               (2) RULE 144 TRANSFERS. If the transfer is being effected pursuant to Rule 144:

               (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:
                     (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                     By:
                        -------------------------------------------------
                        Name:
                        Title:

                     (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                       EXHIBIT B

                        RESTRICTED SECURITIES CERTIFICATE

 (For transfers pursuant to Section 307(a)(iii) and Section 307(a)(viii) of the
                                   Indenture)


The Bank of New York
101 Barclay Street - 21 West
New York, NY  10286
Attention: Global Trust Services


          Re: 7 5/8% Senior Notes due 2012 of The Jean Coutu Group (PJC) Inc. (the "Securities")
                ---------------------------------------------------------------

          Reference is made to the Indenture, dated as of July 30, 2004 (the "Indenture"), among The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec (the "Company"), 3090671 Nova Scotia Company, a company organized under the laws of Nova Scotia, 3090672 Nova Scotia Company, a company organized under the laws of Nova Scotia, Brooks Pharmacy, Inc., a Delaware corporation, JCG Holdings (USA), Inc., a Delaware corporation, Jean Coutu Acquisition One, Inc., a Delaware corporation, Jean Coutu Acquisition Three, Inc., a Delaware corporation, Jean Coutu Acquisition Two, Inc., a Delaware corporation, Jean Coutu Group Holdings (USA), LLC, a Delaware limited liability company, Maxi Drug North, Inc., a Delaware corporation, Maxi Drug South, L.P., a Delaware limited partnership, Maxi Drug, Inc., a Delaware corporation, Maxi Green Inc., a Vermont corporation, MC Woonsocket, Inc., a Rhode Island corporation, P.J.C. Distribution, Inc., a Delaware corporation, P.J.C. of Vermont Inc., a Vermont corporation, P.J.C. Realty Co., Inc., a Delaware corporation, Paterson's Pharmacies Ltd., a limited company organized under the laws of Ontario, PJC Arlington Realty LLC, a Delaware limited liability company, PJC Dorchester Realty LLC, a Delaware limited liability company, PJC Essex Realty LLC, a Delaware limited liability company, PJC Haverhill Realty LLC, a Delaware limited liability company, PJC Hyde Park Realty LLC, a Delaware limited liability company, PJC Lease Holdings, Inc., a Delaware corporation, PJC Manchester Realty LLC, a Delaware limited liability company, PJC Mansfield Realty LLC, a Delaware limited liability company, PJC New London Realty LLC, a Delaware limited liability company, PJC Norwich Realty LLC, a Delaware limited liability company, PJC of Cranston, Inc., a Rhode Island corporation, PJC of East Providence, Inc., a Rhode Island corporation, PJC of Massachusetts, Inc., a Massachusetts corporation, PJC of Rhode Island, Inc., a Rhode Island corporation, PJC of West Warwick, Inc., a Rhode Island corporation, PJC Peterborough Realty LLC, a Delaware limited liability company, PJC Providence Realty LLC, a Delaware limited liability company, PJC Realty MA, Inc., a Massachusetts corporation, PJC Realty N.E. LLC, a Delaware corporation, PJC Revere Realty LLC, a Delaware limited liability company, PJC Special Realty Holdings, Inc., a Delaware corporation, RX Information Centre Ltd., a limited company organized under the laws of Canada, Services Securivol Inc., a corporation organized under the laws of Canada, The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation, Thrift Drug Inc., a Delaware corporation, and Thrift Drug Services, Inc., a Delaware corporation, as guarantors (each a "Guarantor," and collectively, the "Guarantors"), and The Bank of New York, a Delaware banking corporation, as trustee (the "Trustee"). Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

     This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

               CUSIP No(s). ___________________________
               ISIN No(s). If any. __________________
               CERTIFICATE No(s). _____________________

     The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

               (1) RULE 144A TRANSFERS. If the transfer is being effected in accordance with Rule 144A:

               (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

               (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

               (2) RULE 144 TRANSFERS. If the transfer is being effected pursuant to Rule 144:

               (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:
                     (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

                     By:
                         ---------------------------------------------------
                         Name:
                         Title:

                     (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                       EXHIBIT C

                  INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

   (For transfers pursuant to Section 307(a)(ii) and Section 307(a)(iv) of the
                                   Indenture)


The Bank of New York
101 Barclay Street - 21 West
New York, NY  10286
Attention: Global Trust Services


          Re: 7 5/8% Senior Notes due 2012 of The Jean Coutu Group (PJC) Inc. (the "Securities")
                ---------------------------------------------------------------

          Reference is made to the Indenture, dated as of July 30, 2004 (the "Indenture"), among The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec (the "Company"), 3090671 Nova Scotia Company, a company organized under the laws of Nova Scotia, 3090672 Nova Scotia Company, a company organized under the laws of Nova Scotia, Brooks Pharmacy, Inc., a Delaware corporation, JCG Holdings (USA), Inc., a Delaware corporation, Jean Coutu Acquisition One, Inc., a Delaware corporation, Jean Coutu Acquisition Three, Inc., a Delaware corporation, Jean Coutu Acquisition Two, Inc., a Delaware corporation, Jean Coutu Group Holdings (USA), LLC, a Delaware limited liability company, Maxi Drug North, Inc., a Delaware corporation, Maxi Drug South, L.P., a Delaware limited partnership, Maxi Drug, Inc., a Delaware corporation, Maxi Green Inc., a Vermont corporation, MC Woonsocket, Inc., a Rhode Island corporation, P.J.C. Distribution, Inc., a Delaware corporation, P.J.C. of Vermont Inc., a Vermont corporation, P.J.C. Realty Co., Inc., a Delaware corporation, Paterson's Pharmacies Ltd., a limited company organized under the laws of Ontario, PJC Arlington Realty LLC, a Delaware limited liability company, PJC Dorchester Realty LLC, a Delaware limited liability company, PJC Essex Realty LLC, a Delaware limited liability company, PJC Haverhill Realty LLC, a Delaware limited liability company, PJC Hyde Park Realty LLC, a Delaware limited liability company, PJC Lease Holdings, Inc., a Delaware corporation, PJC Manchester Realty LLC, a Delaware limited liability company, PJC Mansfield Realty LLC, a Delaware limited liability company, PJC New London Realty LLC, a Delaware limited liability company, PJC Norwich Realty LLC, a Delaware limited liability company, PJC of Cranston, Inc., a Rhode Island corporation, PJC of East Providence, Inc., a Rhode Island corporation, PJC of Massachusetts, Inc., a Massachusetts corporation, PJC of Rhode Island, Inc., a Rhode Island corporation, PJC of West Warwick, Inc., a Rhode Island corporation, PJC Peterborough Realty LLC, a Delaware limited liability company, PJC Providence Realty LLC, a Delaware limited liability company, PJC Realty MA, Inc., a Massachusetts corporation, PJC Realty N.E. LLC, a Delaware corporation, PJC Revere Realty LLC, a Delaware limited liability company, PJC Special Realty Holdings, Inc., a Delaware corporation, RX Information Centre Ltd., a limited company organized under the laws of Canada, Services Securivol Inc., a corporation organized under the laws of Canada, The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation, Thrift Drug Inc., a Delaware corporation, and Thrift Drug Services, Inc., a Delaware corporation, as guarantors (each a "Guarantor," and collectively, the "Guarantors"), and The Bank of New York, a Delaware banking corporation, as trustee (the "Trustee"). Terms used herein and defined in the Indenture are used herein as so defined.

     We are delivering this letter in connection with the proposed transfer of $_____________ principal amount of Securities.

     We, the undersigned, hereby confirm that:

     (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

     (ii) the purchase of the Securities by us is for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

     (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities; and

     (iv) we are not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling the Securities, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

     We understand that the Securities were originally offered and sold in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell or otherwise transfer such Securities prior to the date (the "Resale Restriction Termination Date") which is two years after the later of the original issuance of the Securities and the last date on which the Company or an affiliate of the Company was the owner of the Security, such Securities may be resold or otherwise transferred only (i) to the Company or any subsidiary thereof, or (ii) for as long as the Securities are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, or (iii) to an Institutional Accredited Investor that is acquiring the Security for its own account, or for the account of such Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (v) pursuant to another available exemption from registration under the Securities Act (if applicable), or (vi) pursuant to a registration statement which has been declared effective under the Securities Act and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. We further agree to provide any person purchasing any of the Securities other than pursuant to clause (vi) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the trustee or the transfer agent, as the case may be, for the Securities will not be required to accept for registration of transfer any Securities pursuant to (iii), (iv) or (v) above except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the undersigned, as or on behalf of the owner and that such Global Security will bear a legend reflecting the substance of this paragraph other than certificates representing Securities transferred pursuant to clause (vi) above.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.


Dated:
                       (Print the name of the Institutional Accredited Investor)

                       By:
                           -------------------------------------------------
                           Name:
                           Title:

                                                                       EXHIBIT D

                       UNRESTRICTED SECURITIES CERTIFICATE

    (For removal of Securities Act Legends pursuant to Section 307(b) of the
                                   Indenture)

The Bank of New York
101 Barclay Street - 21 West
New York, NY  10286
Attention: Global Trust Services

          Re: 7 5/8% Senior Notes due 2012 of The Jean Coutu Group (PJC) Inc. (the "Securities")
                ---------------------------------------------------------------

          Reference is made to the Indenture, dated as of July 30, 2004 (the "Indenture"), among The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec (the "Company"), 3090671 Nova Scotia Company, a company organized under the laws of Nova Scotia, 3090672 Nova Scotia Company, a company organized under the laws of Nova Scotia, Brooks Pharmacy, Inc., a Delaware corporation, JCG Holdings (USA), Inc., a Delaware corporation, Jean Coutu Acquisition One, Inc., a Delaware corporation, Jean Coutu Acquisition Three, Inc., a Delaware corporation, Jean Coutu Acquisition Two, Inc., a Delaware corporation, Jean Coutu Group Holdings (USA), LLC, a Delaware limited liability company, Maxi Drug North, Inc., a Delaware corporation, Maxi Drug South, L.P., a Delaware limited partnership, Maxi Drug, Inc., a Delaware corporation, Maxi Green Inc., a Vermont corporation, MC Woonsocket, Inc., a Rhode Island corporation, P.J.C. Distribution, Inc., a Delaware corporation, P.J.C. of Vermont Inc., a Vermont corporation, P.J.C. Realty Co., Inc., a Delaware corporation, Paterson's Pharmacies Ltd., a limited company organized under the laws of Ontario, PJC Arlington Realty LLC, a Delaware limited liability company, PJC Dorchester Realty LLC, a Delaware limited liability company, PJC Essex Realty LLC, a Delaware limited liability company, PJC Haverhill Realty LLC, a Delaware limited liability company, PJC Hyde Park Realty LLC, a Delaware limited liability company, PJC Lease Holdings, Inc., a Delaware corporation, PJC Manchester Realty LLC, a Delaware limited liability company, PJC Mansfield Realty LLC, a Delaware limited liability company, PJC New London Realty LLC, a Delaware limited liability company, PJC Norwich Realty LLC, a Delaware limited liability company, PJC of Cranston, Inc., a Rhode Island corporation, PJC of East Providence, Inc., a Rhode Island corporation, PJC of Massachusetts, Inc., a Massachusetts corporation, PJC of Rhode Island, Inc., a Rhode Island corporation, PJC of West Warwick, Inc., a Rhode Island corporation, PJC Peterborough Realty LLC, a Delaware limited liability company, PJC Providence Realty LLC, a Delaware limited liability company, PJC Realty MA, Inc., a Massachusetts corporation, PJC Realty N.E. LLC, a Delaware corporation, PJC Revere Realty LLC, a Delaware limited liability company, PJC Special Realty Holdings, Inc., a Delaware corporation, RX Information Centre Ltd., a limited company organized under the laws of Canada, Services Securivol Inc., a corporation organized under the laws of Canada, The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation, Thrift Drug Inc., a Delaware corporation, and Thrift Drug Services, Inc., a Delaware corporation, as guarantors (each a "Guarantor," and collectively, the "Guarantors"), and The Bank of New York, a Delaware banking corporation, as trustee (the "Trustee"). Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

     This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

               CUSIP No(s). ___________________________

               CERTIFICATE No(s). _____________________

     The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 307(b) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:
                     (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                     By:
                        ----------------------------------------------------
                        Name:
                        Title:

                     (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                       EXHIBIT E

                             SUPPLEMENTAL INDENTURE


     Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of [   ],
2004, by and among The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec (the "Company"), the Company's subsidiaries listed on Schedule A hereto (collectively, the "NEW GUARANTORS"), the Company's subsidiaries listed on Schedule B hereto (collectively the "EXISTING GUARANTORS") and The Bank of New York, a Delaware banking corporation, as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

     WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (the "INDENTURE"), dated as of July 30, 2004 providing for the issuance of 7 5/8% Senior Securities due 2012 (the "SECURITIES");

     WHEREAS, the Indenture provides that, without the consent of any Holders, the Company and the Exiting Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into indentures supplemental thereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for the purpose of adding a Guarantor;

     WHEREAS, each New Guarantor wishes to guarantee the Securities pursuant to the Indenture;

     WHEREAS, pursuant to the Indenture the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Supplemental Indenture for the purposes stated herein; and

     WHEREAS, all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors, and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors, and each New Guarantor, in accordance with its terms.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. GUARANTEE. Each New Guarantor hereby agrees to guarantee the Indenture and the Securities related thereto pursuant to the terms and conditions of Article Fourteen of the Indenture, such Article Fourteen being incorporated by reference herein as if set forth at length herein (each such guarantee, a "GUARANTEE") and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto.

     3. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS. No director, officer, employee, member or stockholder of any New Guarantor, as such, will have any liability for any obligations of the Company, the New Guarantors or the Existing Guarantors under the Securities, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases the Company and each New Guarantor from all such liability. The waiver and release are part of the consideration for issuance of the Securities.

     4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the New Guarantors and the Existing Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

     Dated: ____________, 2004


                                          THE JEAN COUTU GROUP (PJC) INC.


                                          By:
                                             -------------------------------


                                          EACH GUARANTOR LISTED ON
                                          SCHEDULE A HERETO


                                          By:
                                             -------------------------------


                                          EACH GUARANTOR LISTED ON
                                          SCHEDULE B HERETO

                                          By:
                                             -------------------------------



                                          THE BANK OF NEW YORK, as Trustee

                                          By:
                                             -------------------------------
                                                 Authorized Signator